                   ASSET ACQUISITION AGREEMENT

                              AMONG

                         APG LIME CORP.,
                     A DELAWARE CORPORATION
                            ("BUYER")

                               AND

                    EASTERN RIDGE LIME L.P.,
                 A DELAWARE LIMITED PARTNERSHIP
                           ("SELLER")

                               AND

                    EASTERN RIDGE LIME, INC.,
                     A DELAWARE CORPORATION
                           ("ER LIME")



                        DECEMBER 27, 1996

                        TABLE OF CONTENTS

                                                             Page

ARTICLE 1 PURCHASE AND SALE OF ASSETS. . . . . . . . . . . . .  1
     1.1  Description of Assets. . . . . . . . . . . . . . . .  1
     1.2  Excluded Assets. . . . . . . . . . . . . . . . . . .  3
     1.3  Purchase Price . . . . . . . . . . . . . . . . . . .  3
     1.4  Purchase Price Adjustment. . . . . . . . . . . . . .  4
     1.5  Purchase Price Allocation. . . . . . . . . . . . . .  4
     1.6  Collection of Receivables and Remission. . . . . . .  5
     1.7  Accounts Receivable Adjustment . . . . . . . . . . .  5

ARTICLE 2 ASSUMPTION OF CERTAIN LIABILITIES. . . . . . . . . .  5
     2.1  Assumed Liabilities. . . . . . . . . . . . . . . . .  5
     2.2  Excluded Liabilities . . . . . . . . . . . . . . . .  6

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . .  7
     3.1  Status of Seller and ER Lime . . . . . . . . . . . .  7
          (a)  Limited Partnership Existence and Status;
               Qualification . . . . . . . . . . . . . . . . .  7
          (b)  Corporate Existence and Status. . . . . . . . .  7
          (c)  Power . . . . . . . . . . . . . . . . . . . . .  7
          (d)  Partnership Agreement; Ownership. . . . . . . .  7
          (e)  Authorization and Consents. . . . . . . . . . .  7
          (f)  Absence of Violations or Conflicts. . . . . . .  8
          (g)  Required Government Consents. . . . . . . . . .  8
          (h)  Investments . . . . . . . . . . . . . . . . . .  8
     3.2  Financial Matters. . . . . . . . . . . . . . . . . .  9
          (a)  Financial Statements. . . . . . . . . . . . . .  9
          (b)  Absence of Undisclosed Liabilities. . . . . . .  9
          (c)  Capital Leases. . . . . . . . . . . . . . . . .  9
          (d)  Absence of Certain Changes or Events. . . . . .  9
     3.3  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 11
          (a)  Definitions . . . . . . . . . . . . . . . . . . 11
          (b)  Returns Filed and Taxes Paid. . . . . . . . . . 12
          (c)  Audit History and Other Proceedings . . . . . . 12
          (d)  Miscellaneous . . . . . . . . . . . . . . . . . 12
     3.4  Title to and Condition of Assets . . . . . . . . . . 12
          (a)  Title to Assets . . . . . . . . . . . . . . . . 12
          (b)  Real and Personal Property. . . . . . . . . . . 13
          (c)  Leases; Subleases . . . . . . . . . . . . . . . 13
          (d)  Adequacy; Condition . . . . . . . . . . . . . . 14
          (e)  All Necessary Assets. . . . . . . . . . . . . . 14
     3.5  Receivables. . . . . . . . . . . . . . . . . . . . . 14
     3.6  Inventories. . . . . . . . . . . . . . . . . . . . . 14
     3.7  Intellectual Property; Patents; Trademarks, Trade
          Names. . . . . . . . . . . . . . . . . . . . . . . . 14

     3.8  Loans and Contracts. . . . . . . . . . . . . . . . . 14
          (a)  Indebtedness. . . . . . . . . . . . . . . . . . 14
          (b)  Other Contracts . . . . . . . . . . . . . . . . 15
     3.9  Insurance. . . . . . . . . . . . . . . . . . . . . . 16
     3.10 Status of Contracts, Licenses, Debt Instruments. . . 16
     3.11 Employment Relationships . . . . . . . . . . . . . . 17
     3.12 Multi-Employer Plans . . . . . . . . . . . . . . . . 17
     3.13 Labor Relations. . . . . . . . . . . . . . . . . . . 17
     3.14 Litigation and Other Proceedings . . . . . . . . . . 17
     3.15 Compliance with Laws . . . . . . . . . . . . . . . . 18
          (a)  Generally . . . . . . . . . . . . . . . . . . . 18
          (b)  Charges or Violations . . . . . . . . . . . . . 18
          (c)  Permits . . . . . . . . . . . . . . . . . . . . 18
          (d)  Environmental . . . . . . . . . . . . . . . . . 18
     3.16 Bank Accounts. . . . . . . . . . . . . . . . . . . . 19
     3.17 Transactions with Affiliates . . . . . . . . . . . . 19
     3.18 Commissions. . . . . . . . . . . . . . . . . . . . . 20
     3.19 Records. . . . . . . . . . . . . . . . . . . . . . . 20
     3.20 Accuracy of Statements . . . . . . . . . . . . . . . 20

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . 20
     4.1  Status of Buyer. . . . . . . . . . . . . . . . . . . 20
          (a)  Corporate Existence and Status. . . . . . . . . 20
          (b)  Authorization . . . . . . . . . . . . . . . . . 20
          (c)  Absence of Violations or Conflicts. . . . . . . 21
          (d)  No Governmental Consents Required . . . . . . . 21
     4.2  Commissions. . . . . . . . . . . . . . . . . . . . . 21

ARTICLE 5 CLOSING AND CLOSING DATE . . . . . . . . . . . . . . 21
     5.1  Closing. . . . . . . . . . . . . . . . . . . . . . . 21
     5.2  Conditions as to Closing . . . . . . . . . . . . . . 22
     5.3  Simultaneous Closing . . . . . . . . . . . . . . . . 22

ARTICLE 6 COVENANTS OF SELLER. . . . . . . . . . . . . . . . . 22
     6.1  Conduct of Business by Seller. . . . . . . . . . . . 22
     6.2  Affirmative Covenants Relating to Seller . . . . . . 23
     6.3  Obligations Concerning Employees . . . . . . . . . . 24
     6.4  Employee Records . . . . . . . . . . . . . . . . . . 25
     6.5  Consents and Closing Conditions. . . . . . . . . . . 25
     6.6  Payment of Certain Transactional Costs and Taxes . . 25
     6.7  Properties . . . . . . . . . . . . . . . . . . . . . 25
          (a)  Condition of the Properties . . . . . . . . . . 25
          (b)  Seller's Deliveries . . . . . . . . . . . . . . 25
     6.8  Bulk Transfer Compliance . . . . . . . . . . . . . . 26

     6.9  Noncompetition . . . . . . . . . . . . . . . . . . . 26
     6.10 Delivery of Unaudited Closing Balance Sheet. . . . . 27
     6.11 Release of Affiliate Encumbrances. . . . . . . . . . 27
     6.12 S-X Financial Statements . . . . . . . . . . . . . . 27

ARTICLE 7 COVENANTS OF BUYER . . . . . . . . . . . . . . . . . 27
     7.1  Consents and Closing Conditions. . . . . . . . . . . 27
     7.2  Title to Real Property . . . . . . . . . . . . . . . 27
     7.3  Access to Seller's Controller. . . . . . . . . . . . 28
     7.4  Employees Hired by Buyer . . . . . . . . . . . . . . 28
     7.5  Release from Guarantees and Replacement of Bonds . . 28
     7.6  Reopening of Closed Mines. . . . . . . . . . . . . . 28
     7.7  Other Matters. . . . . . . . . . . . . . . . . . . . 28

ARTICLE 8 TAX MATTERS. . . . . . . . . . . . . . . . . . . . . 28
     8.1  Payment of Taxes . . . . . . . . . . . . . . . . . . 28
     8.2  Cooperation and Records Retention. . . . . . . . . . 29
     8.3  Tax Elections. . . . . . . . . . . . . . . . . . . . 29

ARTICLE 9 BUYER'S CONDITIONS TO CLOSING. . . . . . . . . . . . 29
     9.1  Continued Truth of Warranties. . . . . . . . . . . . 29
     9.2  Performance of Covenants . . . . . . . . . . . . . . 29
     9.3  No Material Adverse Change . . . . . . . . . . . . . 29
     9.4  Permits and Consents . . . . . . . . . . . . . . . . 29
     9.5  Full Investigation . . . . . . . . . . . . . . . . . 29
     9.6  Title Insurance Policies . . . . . . . . . . . . . . 30
     9.7  Closing Documents. . . . . . . . . . . . . . . . . . 30

ARTICLE 10 SELLER'S AND ER LIME'S CONDITIONS TO CLOSING. . . . 30
     10.1 Continued Truth of Warranties. . . . . . . . . . . . 30
     10.2 Performance of Covenants . . . . . . . . . . . . . . 30
     10.3 Permits and Consents . . . . . . . . . . . . . . . . 30
     10.4 Closing Documents. . . . . . . . . . . . . . . . . . 30

ARTICLE 11 DOCUMENTS TO BE DELIVERED AT CLOSING. . . . . . . . 31
     11.1 Documents to be Delivered by Seller and/or ER
          Lime . . . . . . . . . . . . . . . . . . . . . . . . 31
     11.2 Documents to be Delivered by Buyer . . . . . . . . . 33

ARTICLE 12 INDEMNIFICATION . . . . . . . . . . . . . . . . . . 33
     12.1 General Indemnification. . . . . . . . . . . . . . . 33
          (a)  By Seller . . . . . . . . . . . . . . . . . . . 33
          (b)  By Buyer. . . . . . . . . . . . . . . . . . . . 34
          (c)  Damages . . . . . . . . . . . . . . . . . . . . 35
     12.2 Notice of, and Procedures for, Collecting
          Indemnification. . . . . . . . . . . . . . . . . . . 35

          (a)  Initial Claim Notice. . . . . . . . . . . . . . 35
          (b)  Rights of Indemnitor. . . . . . . . . . . . . . 35
          (c)  Final Claims Statement. . . . . . . . . . . . . 36
          (d)  Survival of Indemnification . . . . . . . . . . 36
          (e)  Actual Knowledge Limitation . . . . . . . . . . 36
          (f)  Minimum Dollar Limitation . . . . . . . . . . . 36
          (g)  Limit of Indemnification. . . . . . . . . . . . 36
          (h)  Impact of Insurance Proceeds. . . . . . . . . . 37
          (i)  Dispute Resolution. . . . . . . . . . . . . . . 37

ARTICLE 13     MISCELLANEOUS . . . . . . . . . . . . . . . . . 38
     13.1 Notices. . . . . . . . . . . . . . . . . . . . . . . 38
     13.2 Amendment. . . . . . . . . . . . . . . . . . . . . . 39
     13.3 Counterparts . . . . . . . . . . . . . . . . . . . . 39
     13.4 Binding on Successors and Assigns. . . . . . . . . . 39
     13.5 Severability . . . . . . . . . . . . . . . . . . . . 39
     13.6 Waivers. . . . . . . . . . . . . . . . . . . . . . . 39
     13.7 Publicity. . . . . . . . . . . . . . . . . . . . . . 40
     13.8 Headings . . . . . . . . . . . . . . . . . . . . . . 40
     13.9 Exhibits and Schedules . . . . . . . . . . . . . . . 40
     13.10 Expenses. . . . . . . . . . . . . . . . . . . . . . 40
     13.11 Confidentiality . . . . . . . . . . . . . . . . . . 40
     13.12 Survival. . . . . . . . . . . . . . . . . . . . . . 40
     13.13 Entire Agreement; Law Governing . . . . . . . . . . 40
     13.14 No Third-Party Rights . . . . . . . . . . . . . . . 41
     13.15 Records of Seller and ER Lime . . . . . . . . . . . 41
     13.16 Records of Buyer. . . . . . . . . . . . . . . . . . 41
     13.17 Termination . . . . . . . . . . . . . . . . . . . . 41
     13.18 Disclaimer of Warranties. . . . . . . . . . . . . . 42
     13.19 Equitable Remedies. . . . . . . . . . . . . . . . . 42

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                          SCHEDULES
                          ---------

Schedule
  No.                    Schedule Caption
-------                  ----------------

1.1(d)                   Addresses of Real Property
1.1(e)                   Real Property Leases
1.1(g)                   Personal Property Leases
1.1(h)                   Oral Contracts
1.1(i)                   Intellectual Property
1.2(b)                   Excluded Contract Rights
1.2(e)                   Other Excluded Assets
2.2(j)                   Affiliate Leases
3.1(d)                   Partner Information
3.1(f)                   Violations or Conflicts
3.1(g)                   Government Consents
3.2(b)                   Debt, Obligations and Liabilities
                          Incurred since September 30, 1996
3.2(c)                   Capital Leases
3.2(d)                   Exceptions to Absence of No Changes
3.3(d)                   Tax Matters
3.4(a)                   Encumbrances
3.4(c)                   Leases; True Leases
3.4(d)                   Condition of Assets
3.7                      Exceptions to Intellectual Property
                          Rights
3.8(a)                   Debt Instruments
3.8(b)                   Written Contracts
3.10                     Status; Third Party Consents
3.13                     Labor Relations
3.14                     Litigation
3.15                     Compliance With Laws and Environmental
                          Matters
3.16                     Bank Accounts; Lock Box Arrangements
3.17                     Transactions with Affiliates
4.1(c)                   Violations or Conflicts
4.1(d)                   Government Consents
7.5                      Guarantees; Bonds


                          EXHIBITS
                          --------

Exhibit
Letter                   Exhibit Description
------                   -------------------

Exhibit A                Trademark
Exhibit B                Agreement of MS Lime

                   ASSET ACQUISITION AGREEMENT


     THIS ASSET ACQUISITION AGREEMENT (this "Agreement") is entered into as of this 27th day of December, 1996, by and among APG LIME CORP., a Delaware corporation ("Buyer"), EASTERN RIDGE LIME L.P., a Delaware limited partnership ("Seller"), and EASTERN RIDGE LIME, INC., a Delaware corporation and the general partner of Seller ("ER Lime").

                          RECITALS
                          --------

     WHEREAS, Seller owns and operates a mineral processing facility and quarrying and lime manufacturing business in Ripplemead, Virginia and leases a terminal facility located in St. Matthews, South Carolina (the "Business"); and

     WHEREAS, Seller desires to sell, assign, convey and transfer to Buyer and, Buyer desires to acquire, certain assets relating to the Business pursuant to the terms and conditions of this Agreement; and

     WHEREAS, ER Lime has agreed to join in Seller's representations, warranties, covenants and indemnification obligations in order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                          ARTICLE 1
                          ---------

                 PURCHASE AND SALE OF ASSETS
                 ---------------------------

     1.1  Description of Assets.  At the Closing (as defined in
          ---------------------
Section 5.1), subject to the terms and conditions set forth in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of the following assets of Seller, wherever located (collectively, the "Assets"), free and clear of all liens, mortgages, security interests, and encumbrances except Permitted Encumbrances (as defined in Section 3.4):

          (a) All inventory of raw materials, work-in-process, shipping materials, finished goods, and supplies related to the Business (collectively, the "Inventories");

          (b) All notes receivable and trade accounts receivable related to Seller's Business which are not over ninety (90) days past their respective invoice dates (collectively, the "Receivables") (it being understood that amounts due from any related party of Seller shall be eliminated by Seller on or before the Closing Date (as defined in Section 5.1));

          (c) All prepaid expenses, deposits and rights to credits or refunds related to the Business (other than income tax refunds, prepaid taxes and prepaid insurance under policies not assumed by Buyer);

          (d) All real property and improvements and mineral rights owned by Seller, all fixtures, machinery, equipment and conduits providing fire protection, security, heat, exhaust, ventilation, air conditioning, electricity, light, plumbing, gas, sewer and water at each of the locations of such real property and mineral rights; all privileges, rights, easements, hereditaments and appurtenances to such real property and mineral rights; and all of Seller's right, title and interest in and to any streets, alleys and passages benefiting or appurtenant to such real property and mineral rights, including, without limitation, the real property and improvements located at the addresses listed on Schedule
                                                    --------
1.1(d) and the mineral rights described on Schedule 1.1(d)
------                                     ---------------
(collectively, the "Real Property");

          (e) All right, title and interest in and to all leases of real property and mineral rights used or usable by Seller in its Business including, without limitation, the leases of real property and mineral rights described on Schedule 1.1(e), together with
                                ---------------
all deposits relating thereto (collectively, the "Real Property
Leases");

          (f) All plant, property and equipment and other tangible personal property used or usable by Seller in its Business, including leasehold improvements, furniture, furnishings, fixtures, computer hardware and software, machinery, vehicles, kilns, storage containers, tools, dies, jigs and related spare parts and all supplies, together with all manuals, written warranties, licenses and other similar documents relating thereto (collectively, "Fixed Assets");

          (g) Except as described in Section 2.2(j), all right, title and interest in and to all leases of machinery, equipment, vehicles or other tangible personal property used or usable by Seller in its Business including, without limitation, the leases described on Schedule 1.1(g), together with all deposits
             ---------------
relating thereto (collectively, the "Personal Property Leases");

          (h) Except as described in Section 1.2(b), all right, title and interest in and to all written bids, sales orders, sales and service contracts, supply contracts, maintenance contracts, distributor agreements, license agreements, consulting agreements, confidentiality agreements, trade secrecy agreements and other written contract rights (including amendments thereto) of Seller related to the Business and all oral contracts of Seller related to the Business described on Schedule 1.1(h) hereto (collectively,
                          ---------------
the "Contract Rights");

          (i) Except as described in Section 1.2(d), all right, title and interest in and to all service marks, trademarks, trade names, logos, patents, copyrights, licenses, franchises, discoveries and other know-how of Seller, including, without limitation, the items described in Schedule 1.1(i), and all
                                   ---------------
applications therefor, and all goodwill associated with any of the foregoing (collectively, the "Intellectual Property");

          (j)  All designs, models, prototypes, plans,
specifications, engineer and other drawings and everything related thereto; all sales materials, catalogs and advertising materials; all records and files pertaining to customers and suppliers, including without limitation, customer and supplier lists, mailing lists, sales records, correspondence with customers, customer files and account histories, and records of purchases from and correspondence with suppliers; and all business records, financial records, computer software and other books and records of Seller; and

          (k) the Business as a going concern, including all transferable governmental permits and existing lock box arrangements, and the goodwill thereof.

     1.2  Excluded Assets.  Notwithstanding the provisions of
          ---------------
Section 1.1, Buyer shall not be entitled to purchase, and Seller shall not be required to sell, any of the following assets
(collectively, the "Excluded Assets"):

          (a) Income and franchise tax returns, information returns, reports, elections and work papers, and any rights to income tax refunds and prepaid income taxes;

          (b) Any right and interest of Seller in (i) any contract, agreement or commitment identified on Schedule 1.2(b)
                                                ---------------
and all oral contracts, agreements or commitments except those identified on Schedule 1.1(h) hereto, and (ii) this Agreement
              ---------------
and any other agreements and instruments to be executed by Seller in connection with the sale of its Assets and the other transactions contemplated by this Agreement;

          (c) Any and all of Seller's insurance policies, including all rights to coverages, all proceeds and all prepaid insurance under such policies, except as set forth in Section
12.2(c) of this Agreement;

          (d) Any right and interest of Seller in (i) the name "Mississippi Lime" and those other tradenames of Seller which are utilized by Mississippi Lime Company, a Missouri corporation and the limited partner of Seller ("MS Lime"), or its affiliates in their respective continuing business operations; and (ii) the trademark shown in Exhibit A hereof;
                   ---------

          (e)  Those assets of Seller (if any) which are
specifically identified on Schedule 1.2(e);
                           ---------------

          (f)  Cash and cash equivalents of Seller; and

          (g) The general ledger of Seller and other supporting accounting records of Seller and the books, records and other documents relating to the items described in Section 1.2(a) through
(f) above.

     1.3  Purchase Price.  The aggregate consideration to
          --------------
be paid by Buyer to Seller for the Assets (the "Purchase Price") shall be an amount equal to (i) Eight Million One Hundred Thousand Dollars ($8,100,000), plus (ii) Working Capital (as defined
                      ----
herein) of Seller as of the Closing Date (subject to post-closing adjustment pursuant to Sections 1.4 and 1.7 hereof). The Purchase Price is to be paid at Closing by wire transfer of immediately available funds, to an account or accounts designated by Seller at least three (3) business days prior to the Closing Date. The term "Working Capital" shall mean (i) Receivables (without any reserve for doubtful accounts) plus Inventories and other current
                       ----
Assets, (ii) less current Assumed Liabilities, all calculated
             ----
in accordance with generally accepted accounting principles consistently applied.

Seller shall provide to Buyer on the third business day preceding the Closing Date, a balance sheet identifying the components of Working Capital as of November 30, 1996 (the November Balance Sheet"), subject to the review and agreement by Buyer, and further subject to the provisions of Sections 1.4 and 1.7 hereof.

     1.4  Purchase Price Adjustment.
          -------------------------

          (a) As soon as practicable, but in any event within sixty (60) calendar days after the Closing Date, Seller shall deliver to Buyer a balance sheet setting forth the components of Working Capital as of the Closing Date audited by Ernst & Young LLP (the "Closing Balance Sheet").

          (b) Buyer shall give written notice to Seller of its objection to the Closing Balance Sheet, if any, within ten (10) calendar days of receipt of the Closing Balance Sheet by Buyer. If Buyer fails to object thereto within such ten-day period, then Working Capital for purposes of Section 1.3 shall be as determined in accordance with the Closing Balance Sheet. If Buyer objects to the Closing Balance Sheet within such ten-day period, then the subjects of such disagreements shall be submitted promptly for final determination by the parties to the St. Louis office of Arthur Andersen LLP. The written determination by Arthur Andersen LLP. of the disputed items shall be made and delivered promptly to the parties hereto and shall be final and conclusive on the parties hereto and the term "Closing Balance Sheet" used herein shall thereafter mean and refer to the Closing Balance Sheet as adjusted by Arthur Andersen LLP. The fees and expenses of Arthur Andersen LLP. shall be shared equally by Seller and Buyer.

          (c) If the amount of Working Capital as determined from the Closing Balance Sheet is different from the amount of Working
Capital as determined from the November Balance Sheet, then the amount of such deviation shall constitute a "Purchase Price
Adjustment."

          (d) If the Purchase Price is required to be adjusted upward pursuant to this Section 1.4, Buyer shall deliver to Seller, within three (3) business days after final determination of the Purchase Price Adjustment, a check payable to Seller in the amount of the Purchase Price Adjustment. If the Purchase Price is required to be adjusted downward, Seller shall deliver to Buyer, within three (3) business days after final determination of the Purchase Price Adjustment, a check payable to Buyer in the amount equal to the Purchase Price Adjustment.

     1.5  Purchase Price Allocation.  Buyer and Seller agree to
          -------------------------
allocate on or prior to January 17, 1997, the aggregate consideration hereunder for all purposes among the Assets consistent with an appraisal report delivered to such parties that is prepared by American Appraisal Associates (the "Appraisal") and, with respect to those Assets which were not appraised in the Appraisal, as agreed to between Buyer and Seller. Both Buyer and Seller shall have the right to confer with American Appraisal Associates prior to the issuance of the final Appraisal. The cost of obtaining the Appraisal shall be borne by Buyer. None of Buyer, Seller or ER Lime shall take a position in any Return (as defined in Section 3.3(a)), or examination or other administrative or judicial proceeding relating to any Return, that is inconsistent with such allocation.

     1.6  Collection of Receivables and Remission.  From and
          ---------------------------------------
after the Closing, Buyer shall have the right and authority to collect for its own account all Receivables and to endorse the name of Seller on any checks or drafts received with respect to any such Receivables, and Seller agrees to deliver promptly to Buyer any cash or other property received directly or indirectly by Seller with respect to such Receivables, including any amounts payable as interest, and to offer such assistance as Buyer may reasonably request to provide for the termination or transfer of existing lockbox arrangements, if any, and to instruct account debtors to forward payments to Buyer. If any Receivable is to be collected through a draw on a letter of credit or similar instrument issued for the account of any customer, Seller shall cooperate with Buyer to assign all of Seller's rights under such letter of credit or other instrument, where permitted, or otherwise to ensure that Buyer obtains the benefit of the proceeds of such letter of credit or other instrument.

     1.7  Accounts Receivable Adjustment.  Within five (5) days
          ------------------------------
after the Closing Date, Seller shall deliver to Buyer a listing of all Receivables (including debtor and aging information) reflected on the books and records of Seller as of the Closing Date certified as true and accurate by an officer of Seller. Seller and ER Lime, jointly and severally, each agree that if Buyer has not received payment in immediately available funds of any such Receivable within ninety (90) days of its invoice date, it will pay to Buyer such uncollected amount on demand in immediately available funds, which demand will not be made more frequently than once per month. Upon receipt of payment of any such Receivable from Seller or ER Lime, as the case may be, Buyer agrees to assign to the payor thereof, any such Receivable for collection. Buyer and Seller agree that payments received by Buyer which are not designated as applicable to a specific invoice shall be applied to unpaid invoices chronologically beginning with payment of the oldest invoice first. Buyer agrees it will use reasonable collection efforts with respect to the Receivables after the Closing Date until the Receivables are ninety (90) days past their respective invoice dates.

                          ARTICLE 2
                          ---------

              ASSUMPTION OF CERTAIN LIABILITIES
              ---------------------------------

     2.1  Assumed Liabilities.  At the Closing, subject to the
          -------------------
terms and conditions set forth in this Agreement, Seller shall transfer and Buyer shall assume, pay and perform on or subsequent to the Closing Date, all of the following specified liabilities and obligations of Seller (collectively, the "Assumed Liabilities"):

          (a) All trade accounts payable and customer advance payments (including the components thereof comprised of billings in excess of costs and estimated earnings on uncompleted contracts which are (i) set forth on a schedule to be delivered by Seller at least three (3) business days prior to the Closing Date or (ii) incurred in the ordinary course of the Business between the date of such schedule and the Closing Date, reflected on the books and records of Seller as of the Closing Date and which will be fully accrued on the Closing Balance Sheet; and

          (b) All obligations incurred in the ordinary course of Seller's business under the express terms of the Personal Property Leases, the Real Property Leases and the Contract

Rights, but only to the extent such obligations are (i) attributable to the period after the Closing Date or (ii) for the payment of money which are (1) fully accrued on the November Balance Sheet or
(2) incurred in the ordinary course of the Business between November 30, 1996 and the Closing Date, reflected on the books and records of Seller as of the Closing Date and which will be fully accrued on the Closing Balance Sheet.

     2.2  Excluded Liabilities.  Except for the liabilities and
          --------------------
obligations of Seller to be specifically assumed by Buyer under
Section 2.1, Buyer shall not assume, and Seller shall remain liable for, any and all liabilities, obligations, claims and commitments of or against Seller which are not specifically set forth herein as being expressly assumed by Buyer (and regardless of whether set forth in the Schedules), whether the same are known or unknown, existing, contingent upon future events or circumstances, accrued, funded, unfunded or otherwise, including without limitation:

          (a) any Taxes (as defined in Section 3.3(a)) imposed on Seller;

          (b) any liability or obligation resulting from any product liability claims with respect to products shipped prior to Closing;

          (c) any liability or obligation resulting from any formal or informal, written or unwritten agreement with respect to employee compensation, severance pay, bonus, pension, retirement, profit sharing, health or medical benefit, welfare or vacation plan, or any other employee benefit or fringe benefit plan and any stock option arrangements or employment agreements;

          (d) any obligation under any collective bargaining agreement covering any employees of Seller;

          (e) any obligation under agreements and instruments not included within the Contract Rights, the Real Property Leases or the Personal Property Leases;

          (f) any liability, expense or obligation of any kind or nature whatsoever to governmental entities and/or private persons or entities under federal, state and local environmental statutes or regulations arising from events involving Seller or operations of Seller (or Seller's predecessors) prior to the Closing;

          (g) any liabilities or rights of Seller under or pertaining to any lawsuits to which Seller is or may be named a party based upon facts, events or circumstances which occurred prior to the Closing;

          (h) any liabilities arising from administrative claims and workers' compensation claims including, without limitation, claims by employees or the heirs, personal representatives or executors of employees of Seller based upon facts, events or circumstances which occurred prior to the Closing;

          (i)  any liabilities of Seller relating to the Excluded
Assets;

          (j)  the leases between Seller and its affiliates
identified on Schedule 2.2(j) and all other obligations and
              ---------------
liabilities between Seller and its affiliates; and

          (k) any indebtedness for borrowed money incurred prior to the Closing.

                          ARTICLE 3
                          ---------

    REPRESENTATIONS AND WARRANTIES OF SELLER AND ER LIME
    ----------------------------------------------------

     Seller and ER Lime hereby represent and warrant to Buyer, jointly and severally, as follows:

     3.1  Status of Seller and ER Lime.
          ----------------------------

          (a)  Limited Partnership Existence and Status;
               -----------------------------------------
Qualification.  Seller is a limited partnership duly organized
-------------
and validly existing under the laws of the State of Delaware.

          (b)  Corporate Existence and Status.  ER Lime is a
               ------------------------------
corporation duly incorporated, organized, entitled to conduct business and validly existing in good standing under the laws of the State of Delaware.

          (c)  Power.  Seller has all requisite power and
               -----
authority to own, lease and operate its Assets and to carry on the Business as is currently conducted.

          (d)  Partnership Agreement; Ownership.  A true and
               --------------------------------
complete copy of the partnership agreement of Seller has been delivered to Buyer as of or prior to the date hereof. The name and residence address or principal place of business, as applicable, of each of the holders of partnership interests in Seller and the respective percentage interest held by each holder are set forth on
Schedule 3.1(d).  ER Lime is the sole general partner of
---------------
Seller.

          (e)  Authorization and Consents.  Subject in each
               --------------------------
instance to obtaining all necessary consents and approvals as contemplated herein:

               (i) Each of Seller and ER Lime has the right, power and authority to enter into this Agreement and each other agreement, instrument or other document required to be executed by it hereunder (collectively, the "Other Agreements") and to consummate the transactions contemplated by, and otherwise to comply with and perform their respective obligations under this Agreement and the Other Agreements including, without limitation, with respect to Seller, the sale of the Assets;

               (ii) The execution and delivery by Seller and ER Lime of this Agreement and the Other Agreements to which it is a party, and the consummation by Seller and ER Lime of the transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement (including, with respect to Seller, the sale of the Assets) and the Other Agreements to which it is a party have been duly authorized by all necessary action on the part of Seller, ER Lime and the partners of

     Seller and the Board of Directors of ER Lime in compliance with all governing or applicable agreements, instruments or other documents and applicable law; and

               (iii) This Agreement and the Other Agreements to which either Seller or ER Lime is a party constitute the valid and binding agreements of Seller and/or ER Lime and are enforceable against Seller or ER Lime in accordance with their respective terms.

          (f)  Absence of Violations or Conflicts.  Except as
               ----------------------------------
disclosed in Schedule 3.1(f) and subject in each instance to
             ---------------
obtaining all necessary consents and approvals as contemplated in Sections 3.1(g) and 3.10, the execution and delivery of this Agreement and the Other Agreements to which either Seller or ER Lime is a party and the consummation by Seller and ER Lime of the transactions contemplated by, or other compliance with or performance under, this Agreement (including, with respect to Seller, the sale of the Assets) and the Other Agreements to which either Seller or ER Lime is a party, do not and will not with the passage of time or giving of notice or both:

               (i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other material adverse claim or interest other than Permitted Encumbrances upon any of the Assets under (A) any material contract, agreement, commitment, undertaking or understanding to which Seller or ER Lime is a party or to which either Seller, ER Lime or any of the Assets are subject or bound,
     (B) any judgment, decree or order of any governmental or regulatory authority to which Seller, ER Lime or any of the Assets are subject or bound, (C) any applicable material law or regulation, or (D) any governing or organizational documents of Seller and ER Lime including the Certificate of Limited Partnership and the Limited Partnership Agreement of Seller and the Certificate of Incorporation and Bylaws of ER Lime, in each case, as amended; or

               (ii) create, or cause the acceleration of the maturity of, any Assumed Liabilities.

          (g)  Required Government Consents.  Except as set
               ----------------------------
forth in Schedule 3.1(g), no consent, approval, order or
         ---------------
authorization of, or registration, declaration or filing with, any governmental authority is required on the part of Seller or ER Lime in connection with the execution or delivery of this Agreement or the Other Agreements to which it is a party or the consummation of the transactions contemplated by, or other compliance with or performance under, this Agreement (including with respect to Seller, the sale of the Assets) or such Other Agreements by Seller or ER Lime.

          (h)  Investments.  Seller holds no equity securities
               -----------
of or has no investments in or loans or advances to any business enterprise, person or entity or any agreements or commitments for the same (other than trade terms extended to customers in the ordinary course of business and travel advances to employees).

     3.2  Financial Matters.
          -----------------

          (a)  Financial Statements.  The balance sheets as of
               --------------------
December 31, 1995 and 1994 and the income statements and statements of cash flows for the years ended December 31, 1995, 1994 and 1993 (all of which balance sheets, income statements and statements of cash flows have been extracted from audited financial statements of ER Lime and its affiliates) and the unaudited balance sheet as of September 30, 1996, and the unaudited income statements and statements of cash flows for the nine months ended September 30, 1996 and 1995 of Seller (the "Financial Statements") have been provided to Buyer prior to the date hereof. Each of the Financial Statements is true, complete and correct and fairly presents (including but not limited to the inclusion of all adjustments with respect to interim periods which are necessary to present fairly the financial condition and assets and liabilities or the results of operations of Seller) the financial condition and assets and liabilities and the results of operations of Seller as of the dates and for the periods indicated. The Financial Statements were prepared in accordance with generally accepted accounting principles applicable to the business of Seller consistently applied in accordance with past accounting practices except that the Financial Statements do not contain footnotes. The books and records of Seller that were used to prepare the Financial Statements and that will be used to derive the Closing Balance Sheet are complete and accurate in all material respects

          (b)  Absence of Undisclosed Liabilities.  Except (i)
               ----------------------------------
as reflected in the September Balance Sheet (as defined below),
(ii) for debt, obligations and liabilities which are set forth on
Schedule 3.2(b) hereof and are incurred in the ordinary course
---------------
of business or in connection with the transactions contemplated by this Agreement since September 30, 1996, and (iii) for the Excluded Liabilities, Seller has no debt, obligations, guaranties of obligations of others or liabilities (contingent or otherwise) that would be required to be disclosed in financial statements prepared in accordance with generally accepted accounting principles.

          (c)  Capital Leases.  Schedule 3.2(c) lists (and
               --------------   ---------------
designates) all lease agreements or other arrangements regarding the leasing of Assets to Seller which are (or should be) recorded in the Financial Statements as capital leases.

          (d)  Absence of Certain Changes or Events.  Since
               ------------------------------------
September 30, 1996 and except as disclosed in on Schedule
                                                 --------
3.2(d), there has not been:
------

               (i) any material adverse change in or damage or loss to the Assets. operations, liabilities, earnings, business or condition (financial or otherwise) of Seller;

               (ii) any increase in the compensation payable by Seller to any partner, limited partner, officer, employee or agent of Seller other than routine increases made in the ordinary course of business consistent with past practice, or any bonus, incentive compensation, service award, right to severance or other like benefit, granted, made or accrued, contingently or otherwise, to or to the credit of any of such partner, limited partner, officer, employee or agent, or any employee welfare, pension, retirement or similar payment or arrangement made or agreed to by Seller or ER Lime or any affiliate with respect to any partner, limited partner, officer, employee or agent, other than pursuant to plans existing as of September 30, 1996;

               (iii) any addition to, or modification of, any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, arrangement or practice existing as of September 30, 1996, other than accruals made for fiscal year 1996 in accordance with the normal practices of Seller;

               (iv) any sale, assignment or transfer (including, without limitation, any collateral assignment or the granting or permitting of any lien, encumbrance or other claim) of any of the Assets other than in the ordinary course of business or consistent with past practices;

               (v)  any amendment, modification, waiver or
     cancellation of any debt owed to, or claim of, Seller, or settlement by Seller or ER Lime of any dispute involving any payment or other obligation due to or owed by Seller to be made or performed after the Closing Date;

               (vi) any borrowing of money by Seller (exclusive of draws on operating lines of credit in amounts not materially greater than Seller's historical borrowing pattern), any increase in any existing indebtedness of Seller, or the incurrence of any obligation or liability (whether absolute or contingent), other than (A) current liabilities incurred in the ordinary course of the Business which constitutes an Assumed Liability and (B) the Excluded Liabilities;

               (vii) any payment of any obligation or liability (whether absolute or contingent), other than current liabilities reflected in the balance sheet as of September 30, 1996 (the "September Balance Sheet") and current liabilities incurred since September 30, 1996 in the ordinary course of the Business;

               (viii) any capital expenditure or commitment to make a capital expenditure (exclusive of expenditures for repair or maintenance of equipment in the ordinary course of the Business);

               (ix) any incurrence of any extraordinary loss or knowing waiver of any rights of substantial value by Seller in connection with any aspect of the Business whether or not in the ordinary course of the Business;

               (x) any cancellation, termination or amendment by Seller of any material contract, agreement, license or other instrument to which Seller is a party or by which it is bound except for terminations in the ordinary course of business;

               (xi) any merger or consolidation of Seller into or with any corporation or enterprise, or any action by Seller toward or effecting such a merger or consolidation or a complete or partial liquidation or dissolution of Seller or any material portion of its assets (other than as contemplated by this Agreement);

               (xii) any failure on the part of Seller to operate the Business in the ordinary course so as to preserve the organization intact in all material respects, including the services of its key employees and the goodwill of its suppliers, customers and others having business relations with Seller but excluding, however, the loss of the services of any key employees or the loss of any such goodwill of Seller as a result of the pendency of the transactions contemplated by this Agreement or the actions of Buyer or its agents; or

               (xiii) any agreement by or commitment of Seller to do or permit any of the foregoing.

     3.3  Taxes.  Notwithstanding anything in this Agreement to
          -----
the contrary, this Section 3.3 shall not apply with regard to any Tax or Taxes (as such terms are defined in this Section 3.3) to the extent that from and after the Closing, the Assets are not subject to a lien for such Tax or Taxes, and Buyer or its affiliates are not liable for such Tax or Taxes.

          (a)  Definitions.  For purposes of this Agreement:
               -----------

               (i) The term "Code" shall mean the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

               (ii) The term "Returns" shall mean, collectively, all reports, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of, any Taxes; and any statements, returns, reports, or similar documents required to be filed pursuant to any similar income, excise, or other tax provision of federal, state, local or foreign law; and the term "Return" means any one of the foregoing Returns.

               (iii) The term "Taxes" shall mean (A) all net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatever, together with any interest, penalties and other additions with respect thereto, imposed by any federal, state, local or foreign government; and (B) any penalties, interest, or other additions to a Tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Return; and the term "Tax" shall mean any one of the foregoing Taxes. Notwithstanding the foregoing, however, when used with reference to a specified person (for example and without limitation, "Taxes of Seller"), the terms "Taxes" and "Tax" shall include only those amounts for which such person is, or could become, liable in whole or part (including, without limitation, any obligation in connection with a duty to collect, withhold, or pay over any Tax, any obligation to contribute to the payment of any Taxes determined on a consolidated, combined, or unitary basis, any liability as a transferee, or any liability as a result of any express or implied obligation to indemnify or pay the Tax obligations of another person).

          (b)  Returns Filed and Taxes Paid.  (i) Seller has
               ----------------------------
duly filed or caused to be filed, on or before the due date thereof (including any valid extensions), with the appropriate taxing authorities, all Returns that it is required to file; (ii) each such Return (including any amendment thereto) is true, correct, and complete in all material respects; (iii) all Taxes of Seller due with respect to, or shown to be due on, each such Return (or amendment) or subsequent assessment with regard thereto, have been timely paid; (iv) there is no valid basis for the assessment of any deficiency with regard to any such Return; and (v) there are no extensions of time to file which are pending. No other Taxes of Seller are due with respect to any taxable periods or portions of periods ending on or before the Closing Date. There are no liens, attachments, or similar encumbrances on any of the Assets with respect to any Taxes, other than liens for Taxes of Seller that are not yet due and payable.

          (c)  Audit History and Other Proceedings.  There are
               -----------------------------------
no (i) pending or, to the knowledge of Seller or ER Lime, threatened (either in writing or verbally, formally or informally) audits, investigations, claims, proposals or assessments for or relating to any Taxes of Seller; (ii) no material deficiencies for Taxes of Seller have been claimed, proposed or assessed by any taxing or other governmental authority; (iii) there are no matters under discussion with any governmental authorities with respect to Taxes that could result in any additional amount of Taxes of Seller; (iv) no extension of a statute of limitations relating to Taxes is in effect; and (v) there are no requests for rulings or determinations in respect of Taxes of Seller pending with any governmental authority.

          (d)  Miscellaneous.  To the knowledge of Seller or ER
               -------------
Lime and except as disclosed on Schedule 3.3(d) hereto, none of
                                ---------------
the Assets (i) is property which is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code; or
(ii) directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code. To the knowledge of Seller or ER Lime, the transactions contemplated by this Agreement are not subject to the tax withholding provisions of Code Section 3406, or of subchapter A of Chapter 3 of the Code, or of any other comparable provision of law.

     3.4  Title to and Condition of Assets.
          --------------------------------

          (a)  Title to Assets.  With the exception of
               ---------------
Permitted Encumbrances (as defined below) and encumbrances in favor of affiliates of Seller which will be removed by Seller on or prior to the Closing Date in accordance with Section 6.11 hereof, Seller has good and marketable title to the Assets free and clear of any mortgage, lien, encumbrance, claim, option, security interest, conditional sale agreement or other right of any person or entity to the Assets (excluding leased Assets). Except (i) as otherwise disclosed in this Agreement, (ii) for the Permitted Encumbrances, and (iii) for encumbrances in favor of affiliates of Seller which will be removed by Seller on or prior to the Closing Date in accordance with Section 6.11 hereof, none of the Assets is subject to any lease, lien, security interest, mortgage, charge, easement or encumbrance, right of first refusal, option or other restriction of any nature whatsoever, nor subject to any pending, or to the best of Seller's knowledge after due inquiry, threatened condemnation proceedings. None of the Assets, whether owned or leased, is subject to any ordinance, other law, rule, regulation, official interpretation or guideline of any governmental authority applicable to Seller or the Assets which materially adversely affect the value of any of the Assets or the Business or prevents or might reasonably be expected to prevent, the manner in which the Asset and the Business have been, or are now, used or enjoyed. The term "Permitted Encumbrances," as used in this Agreement, means (i) liens, security interests and other encumbrances disclosed on Schedule 3.4(a), (ii) liens for Taxes
                          ---------------
accrued but not yet payable, (iii) liens arising as a matter of law in the ordinary course of business as to which there is no known default, and (iv) such imperfections of title, if any, as do not materially detract from the value or interfere with the present use or sale of the Assets.

          (b)  Real and Personal Property.  For purposes of
               --------------------------
this Agreement, "Property" or "Properties" collectively refers to those real properties owned or used by Seller and included with the Assets of Seller. Schedules 1.1(d) and (e) lists all of the
                  ------------------------
Properties. To the knowledge of Seller or ER Lime, no part of the Properties is "tax-exempt use property" under Section 168(h) of the Code.

          (c)  Leases; Subleases.  For purposes of this
               -----------------
Agreement, "Lease" means any written or oral lease, sublease or rental agreement (and any related contract, agreement, commitment, arrangement, undertaking or understanding) included as part of the Assets and all amendments, modifications and supplements thereof and waivers and consents thereunder pursuant to which Seller leases, subleases or rents any real or personal property, either as lessor, lessee, landlord or tenant. Schedule 3.4(c) lists all
                                    ---------------
written and oral Leases, except those which (i) can be cancelled by Seller upon thirty (30) or fewer days' notice without penalty or the acceleration of rentals, (ii) involve an annual rental of $10,000 or less, or (iii) have been identified on Schedules
                                                  ---------
1.1(e) and (g).  True and complete copies of all written Leases
--------------
required to be disclosed shall be made available prior to the Closing to Buyer. With respect to each of the Leases: (A) neither Seller nor, to the knowledge of Seller or ER Lime, any other party is in material default in connection with such Lease; (B) no act or event has occurred which, with notice or lapse of time or both, would constitute a material default under such Lease with respect to Seller or, to the knowledge of Seller or ER Lime, any other party; (C) there is no basis for any claim of material default under such Lease with respect to Seller or, to the knowledge of Seller or ER Lime, any other party; (D) Seller has not given or received any notice of cancellation or termination in connection with such Lease; (E) such Lease is the valid and binding agreement of the parties which is in full force and effect and is enforceable in accordance with its terms, except with regard to the other party or parties to such Lease, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and general principles of equity; (F) except as disclosed in Schedule 3.1(f), such Leases will not require
             ---------------
consents of the other parties thereto in order to be assigned to Buyer hereunder; and (G) to the knowledge of Seller or ER Lime, except as disclosed in Schedule 3.4(c), no such Lease is a
                       ---------------
"true" lease for federal income tax purposes under Section 168 of the Code.

          (d)  Adequacy; Condition.  Since September 30, 1996,
               -------------------
there has not been any material deterioration of the plants, buildings, structures, appurtenances or Fixed Assets of Seller. Except as set forth in Schedule 3.4(d): (i) Seller has not
                       ---------------
received notice of violation (which has not been cured) of, and to the knowledge of Seller or ER Lime, Seller is in compliance with, all applicable material building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits, health and safety codes or other requirements in respect of any of the Properties or any of the properties subject to a Lease (and Seller's current use of such properties does not constitute a nonconforming use); and
(ii) there are no outstanding requirements or recommendations by fire underwriters or rating boards, any insurance companies or holders of mortgages or other security interests that have been communicated to Seller within the current year or the last three
(3) full calendar years requiring or recommending any repairs or work to be done with reference to any of the Properties or the properties subject to a Lease.

          (e)  All Necessary Assets.  The Assets of Seller
               --------------------
constitute all of the assets (other than the Excluded Assets) which Seller requires to adequately conduct the operation of the Business as presently conducted.

     3.5  Receivables.  The Receivables are valid, existing and
          -----------
represent monies due the Seller as a result of transactions in the ordinary course of business and are for goods sold or services rendered by Seller. The reserves for doubtful accounts reflected in the Financial Statements have been determined in accordance with generally accepted accounting principles and past practices consistently applied.

     3.6  Inventories.  The Inventories were acquired and have
          -----------
been maintained in the ordinary course of the Business.

     3.7  Intellectual Property; Patents; Trademarks, Trade
          -------------------------------------------------
Names.  All Intellectual Property and all contracts, agreements,
-----
commitments and understandings relating to the use or license of technology, know-how or processes by Seller that are known to Seller or ER Lime (the "Intellectual Property Licenses") are listed in Schedule 1.1(i). Except as disclosed in Schedule 3.7:
   ---------------                         ------------
(a) Seller owns, or has the sole and exclusive right to use, all Intellectual Property, whether under Intellectual Property Licenses or otherwise, used in the ordinary conduct of its Business; (b) the consummation of the sale of the Assets and the other transactions contemplated by this Agreement will not alter or impair any such rights; and (c) no Intellectual Property owned, licensed or used by Seller, or Intellectual Property License of Seller, is the subject of a lawsuit or any other proceeding, nor, within the current year or last three (3) full calendar years of Seller, has any party challenged or, to the knowledge of Seller or ER Lime, threatened to challenge Seller's right to use such Intellectual Property or Intellectual Property License or application for any of the foregoing; and, to the knowledge of Seller and ER Lime, there is no basis for any such challenge.

     3.8  Loans and Contracts.
          -------------------

          (a)  Indebtedness.  Schedule 3.8(a) sets forth,
               ------------   ---------------
with respect to any of the following constituting an Asset or an Assumed Liability: (i) a complete and accurate list or description of all instruments or other documents ("Debt Instruments") relating to any direct or indirect indebtedness for borrowed money of Seller, as well as indebtedness by way of industrial development bonds, capital leases, lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by Seller and (ii) a list of all loans of money to officers, employees or partners of Seller (specifically excluding travel and similar advances in the ordinary course of the Business).

          (b)  Other Contracts.  Schedules 1.1(h) and
               ---------------   --------------------
3.8(b), with respect to any of the following constituting an
------
Asset or an Assumed Liability, lists each contract, agreement, commitment, arrangement, undertaking or understanding of the type listed below (except where the same does not call for the payment or receipt by Seller of cash or other property or services having a value in excess of $10,000) to which Seller is a party or bound or to which it or its property is subject, whether written or oral ("Contract," but such list and the term "Contract" shall not include Leases, Intellectual Property Licenses, Debt Instruments, insurance policies and employee-related matters of Seller disclosed elsewhere in this Agreement):

               (i) for the purchase or rental of materials, inventory and supplies by Seller entered into in the ordinary course of the Business which individually exceed $10,000 and which are not reasonably expected to be fully performed within thirty (30) days of their respective dates;

               (ii) for the purchase of services by Seller entered into in the ordinary course of the Business which are not reasonably expected to be fully performed within thirty (30) days of their respective dates;

              (iii) that were entered into in the ordinary course of the Business and involve, or are reasonably expected to involve, an amount in excess of $10,000 and which are not reasonably expected to be fully performed within thirty (30) days of their respective dates;

              (iv) for matters not in the ordinary course of the Business;

               (v) making Seller liable, by guaranty, suretyship agreement, indemnification agreement, contribution agreement or otherwise, upon or with respect to, or obligating it in any way to provide funds in respect of, or obligating it to guarantee, serve as surety for or assume, any debt, dividend or other liability or obligation of any person, corporation, association, partnership or other entity (except endorsements made in the ordinary course of the Business in connection with the deposit of items for collection);

               (vi) granting a power of attorney;

              (vii) relating to participation in a
     cooperative, partnership or joint venture;

             (viii) imposing confidentiality requirements;

               (ix) restricting or limiting the freedom of Seller to compete in any line of business;

               (x) involving any hedge arrangement against foreign currency fluctuations; and

               (xi) involving any letters of credit.

Schedule 1.1(h) describes all oral Contracts required to be
---------------
disclosed by this Section 3.8(b), and true and complete copies of all written Contracts (as amended) required to be disclosed in
Schedule 3.8(b) will be delivered to Buyer at least thirty (30)
---------------
days prior to Closing.

     3.9  Insurance.  The Business and the Assets are insured
          ---------
under various policies of general liability and other forms of insurance with reputable insurers which are in adequate amounts in relation to the Business and the Assets and are similar to policies of other entities engaged in the same or similar businesses similarly situated. Each of such insurance policies is current and in full force and effect and Seller has not received notice of default under or intended cancellation or nonrenewal of any such policies. Seller will keep all current insurance policies in effect through the Closing Date. Seller has not been refused any insurance by an insurance carrier to which it has applied for insurance.

     3.10 Status of Contracts, Licenses, Debt Instruments.
          -----------------------------------------------
Except as disclosed on Schedule 3.10, with respect to any of
                       -------------
the following constituting an Asset or an Assumed Liability, within the current year or the last full fiscal calendar year: (i) Seller has not assigned any material rights or obligations under (and is not otherwise restricted for any reason from enjoying the full benefits under) any Intellectual Property License, Debt Instrument or Contract; (ii) neither Seller nor, to the knowledge of Seller or ER Lime, any other party is in material default in connection with any Intellectual Property License, Debt Instrument or Contract;
(iii) no act or event has occurred which, with notice or lapse of time or both, would constitute a material default by Seller or, to the knowledge of Seller or ER Lime, by another party under any Intellectual Property License, Debt Instrument or Contract;
(iv) there is no basis for any claim of material default by Seller or, to the knowledge of Seller or ER Lime, by another party under any Intellectual Property License, Debt Instrument or Contract;
(v) Seller has not received or given any notice of cancellation or termination in connection with any Intellectual Property License, Debt Instrument or Contract; (vi) each Intellectual Property License, Debt Instrument and Contract is the valid and binding agreement of the parties thereto which is in full force and effect and is enforceable in accordance with its terms except, with regard to the other party or parties to such instrument, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and general principles of equity; (vii) no Intellectual Property License, Debt Instrument or Contract will be affected by, or require the consent of or payment to any other party to avoid an event of default, an event of termination or other adverse effect with respect to such Intellectual Property License, Debt Instrument or Contract (assuming that any required notice of default or termination has been given and any periods for cure have expired) by reason of the transactions contemplated by this Agreement except that the consent of the other party thereto to the assignment to Buyer will be required for those Intellectual Property Licenses, Debt Instruments and Contracts identified in Schedule 3.10; and (viii) there is
                            -------------
no existing, pending, or, to the knowledge of Seller or ER Lime, threatened termination, cancellation, limitation, amendment or change to any Intellectual Property License, Debt Instrument or Contract or in the business relations underlying the same.

     3.11 Employment Relationships.  Within ten (10) days
          ------------------------
of the date hereof, Seller will make available to Buyer a true and correct roster of Seller's non-officer employees as of December 1, 1996, setting forth each such employee's compensation, date of hire and whether or not contributions are made for such employee and/or whether such employee is otherwise entitled to benefits under health or medical benefit, welfare or other employee benefit or fringe benefit plans.

     3.12 Multi-Employer Plans.  Seller does not maintain, is
          --------------------
not required to maintain or contribute to, and does not otherwise participate in any multi-employer plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and Seller has no liability, jointly or otherwise, for any withdrawal liability (potential, contingent or otherwise) under Title IV for a complete or partial withdrawal from any multi-employer plan by any member of a controlled group of employers (as used in ERISA) of which Seller is a member.

     3.13 Labor Relations.  Except as described in Schedule
          ---------------                          --------
3.13: (a) Seller is (and since January 1, 1996 has been) in
----
material compliance with all federal, state, local and other applicable law respecting employment and employment practices, terms and conditions of employment and wages and hours; (b) there is (and since January 1, 1996 has been) no unfair labor practice, complaint, charge or other matter against or involving Seller pending or, to the knowledge of Seller or ER Lime, threatened before any governmental authority; (c) there is no (and since January 1, 1996 has not been) labor strike, dispute, organizing effort, slow down, stoppage or other material labor difficulty pending, or, to the knowledge of Seller or ER Lime, threatened, against or affecting Seller; (d) no representation question exists, or has existed since January 1, 1996 respecting the employees of Seller; (e) no material grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending, and no claim therefor exists; and (f) there is (and since January 1, 1996 has been) no collective bargaining agreement which is binding on Seller.

     3.14 Litigation and Other Proceedings.  Except as listed
          --------------------------------
in Schedule 3.14, there is not any suit, claim, action,
   -------------
proceeding or governmental investigation against Seller or relating to Seller, the Assets, the Business or the products manufactured or sold by Seller ("Third Party Litigation") pending or, to the knowledge of Seller or ER Lime, threatened, nor is there presently any condition or set of facts which Seller or ER Lime reasonably expects to give rise to any Third Party Litigation. There are no decrees, injunctions or orders of any court, administrative or regulatory body, arbitration panel or governmental agency outstanding against Seller relating to any aspect of its Business or any part of the Assets. With respect to any matter required to be disclosed pursuant to this Section 3.14, there has been no reservation of rights by any insurance carrier, and no such reservation is, to the knowledge of Seller or ER Lime, threatened, concerning the coverage of Seller.

     3.15 Compliance with Laws.  Except as set forth in
          --------------------
Schedule 3.15, to the extent any of the following would have a
-------------
material adverse effect on the Business or the Assets:

          (a)  Generally.  Seller is (and since Seller's
               ---------
acquisition of the Business) in compliance with all applicable law (including those involving antitrust, unfair competition, trade regulation, employment, safety, health and food and drug matters). Without limiting the foregoing, Seller has not at any time made any illegal payments for political contributions or any bribes or illegal kickback payments.

          (b)  Charges or Violations.  Seller is not (and
               ---------------------
during the current year and since Seller's acquisition of the Business has not been) either charged with, in receipt of any notice or warning of, or, to the knowledge of Seller or ER Lime, under investigation with respect to, any failure or alleged failure to comply with any provision of any applicable law.

          (c)  Permits.  Without limiting the foregoing:
               -------
(i) Seller has all occupancy certificates and other licenses, permits and certificates ("Permits") required in connection with its ownership, possession, use, occupancy or operation of any of the Properties to the extent that any such Properties constitute an Asset owned, leased or used by Seller; (ii) all of the Permits are in full force and effect; and (iii) Seller is (and has been) in full compliance with the Permits. True and correct copies of all Permits will be delivered to Buyer prior to the Closing.

          (d)  Environmental.
               -------------

               (i)  Seller has duly complied with, and its
     business, operations, assets, equipment, leaseholds and other facilities are in compliance with, the provisions of all applicable federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder governing (1) air emissions and pollution, (2) discharges to surface or ground water, (3) solid or liquid waste disposal, (4) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or wastes, or (5) other environmental, health or safety matters including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Federal Water Pollution Control Act (Clean Water
     Act), the Clean Air Act, the Powerplant and Industrial Fuel Use Act of 1978, the National Environmental Policy Act (Environmental Impact Statement), in each case, as amended. There are no investigations, administrative proceedings, judicial actions, orders, claims or notices which are pending, anticipated or, to the knowledge of Seller or ER Lime, threatened against Seller relating to the environment. Neither Seller nor ER Lime has received a notice of, and neither knows of any facts which might constitute a violation of any applicable federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, which relate to the Properties or the operation of the Business.

               (ii) During the operation of the Business by Seller and, to the knowledge of Seller or ER Lime, for all prior periods, no toxic or hazardous substances have been generated, transported, treated, stored, disposed of or released in, on or from or otherwise deposited in or on or allowed to emanate from any of the Properties (irrespective of whether such substances remain at the Property or were transferred to or otherwise disposed of off-site), including the surface waters and subsurface waters thereof, in violation of any applicable federal, state, municipal or local environmental statutes, ordinances, regulations or guidelines. Seller will disclose to Buyer prior to

     Closing the location, type and contents of all underground tanks on any Properties now owned or operated by Seller.

               (iii)     With respect to the closing of the
     underground mines on the Properties of Seller in 1995 (the "Closed Mines"), Seller and ER Lime represent, warrant and agree that (1) no written closure plan or report documenting the mine closure procedures were prepared with respect to the Closed Mines, (2) the Closed Mines were not inspected by an independent third party following closure to ensure that no environmental hazards remained within such Closed Mines, (3) all equipment was removed from the Closed Mines (including electrical transformers and electrical switches) prior to closure except for wiring, cables, and one tractor which could not easily be removed, (4) no fuel or oil tanks were in the Closed Mines as all fueling was done via mobile tanker trucks,
     (5) the transformers removed from the Closed Mines were tested for PCBs, and none were discovered and (6) the Closed Mines are currently filling with water due to the shut down of the water pumps within such Closed Mines.


     3.16 Bank Accounts.  Schedule 3.16 lists all bank
          -------------   -------------
accounts and lock box arrangements of Seller relating to the collection of Receivables.

     3.17 Transactions with Affiliates.  Except as disclosed in
          ----------------------------
Schedule 3.17, with respect to any of the following
-------------
constituting Assets or Assumed Liabilities, no partner, officer or director of Seller, or, to the knowledge of Seller or ER Lime, any "affiliate" or "associate" (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended) of any of the foregoing:

          (a) has been a party to any lease, sublease, contract, agreement, commitment, understanding or other arrangement of any kind whatsoever, involving any such person or entity, as the case may be, and Seller which is not disclosed in Schedule 3.17, or
                                             -------------

          (b) owns directly or indirectly, in whole or in part, any Properties that Seller uses or otherwise has rights in respect of, or

          (c) has any cause of action or other claim whatsoever against, or owes any amount to, Seller other than (i) for compensation (including fringe benefits) to employees disclosed pursuant to Section 3.11 and for reimbursement of ordinary and necessary expenses incurred in connection with employment by Seller, (ii) for rights under any health or medical benefit, welfare or other employee benefit or fringe benefit plan, and
(iii) as otherwise disclosed pursuant to this Agreement.

     3.18 Commissions.  No person, firm or corporation has
          -----------
asserted or is entitled to any commission or broker's or finder's fee in connection with the sale of the Assets or any of the other transactions contemplated by this Agreement or the Other Agreements except that Seller has retained the Fortune Group whose fee will be paid in full by Seller or ER Lime.

     3.19 Records.  The record books of ER Lime containing the
          -------
records of all of the meetings and other actions of the partners of Seller accurately and completely reflect all partnership actions. The transfer records maintained by Seller are complete and accurately disclose all issuances and transfers of the partnership interests in Seller. All other records maintained by Seller accurately reflect the information presented therein.

     3.20 Accuracy of Statements.  No representation or
          ----------------------
warranty by Seller or ER Lime in this Agreement or in any Exhibit, Schedule, certificate or other agreement, instrument or document furnished or to be furnished to Buyer pursuant to this Agreement, the Other Agreements or in connection with the sale of the Assets or any of the other transactions contemplated by this Agreement or the Other Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein not misleading.

                          ARTICLE 4
                          ---------

           REPRESENTATIONS AND WARRANTIES OF BUYER
           ---------------------------------------

     Buyer hereby represents and warrants to Seller and ER Lime as follows:

     4.1  Status of Buyer.
          ---------------

          (a)  Corporate Existence and Status.  Buyer is a
               ------------------------------
corporation duly incorporated, organized, entitled to conduct business and validly existing in good standing under the laws of the State of Delaware.

          (b)  Authorization.
               -------------

               (i) Buyer has the right, power and authority to enter into this Agreement and each other agreement, instrument or other document required to be executed by Buyer hereunder (collectively, the "Other Buyer Agreements") and to consummate the purchase of the Assets and the other transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement and the Other Buyer Agreements including, without limitation, the availability of funds through third party or affiliate financing or internal sources to pay the Purchase Price on the Closing Date;

               (ii) The execution and delivery by Buyer of this Agreement and the Other Buyer Agreements to which it is a party, and the consummation by Buyer of the purchase of the Assets and the other transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement and the Other Buyer Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of Buyer in compliance with governing or applicable agreements, instruments or other documents (including its Certificate of Incorporation and Bylaws (as amended)) and applicable law; and

              (iii) This Agreement and the Other Buyer
     Agreements to which Buyer is a party constitute the valid and binding agreements of Buyer that are enforceable against Buyer in accordance with their respective terms.

          (c)  Absence of Violations or Conflicts.  Except as
               ----------------------------------
disclosed in Schedule 4.1(c), the execution and delivery by
             ---------------
Buyer of this Agreement and the Other Buyer Agreements to which it is a party and the consummation by Buyer of the purchase of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement and the Other Buyer Agreements to which it is a party, do not and will not with the passage of time or giving of notice or both, constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other material adverse claim or interest upon any properties of Buyer under (i) any material contract, agreement, commitment, undertaking or understanding to which Buyer is a party or to which it or any of its assets or properties are subject or bound, (ii) any judgment, decree or order of any governmental or regulatory authority to which Buyer or any of its properties are subject or bound, (iii) to the knowledge of Buyer, any applicable material law or regulation, or (iv) any governing or organizational documents of Buyer including its Certificate of Incorporation and Bylaws, in each case, as amended.

          (d)  No Governmental Consents Required.  Except as
               ---------------------------------
set forth in Schedule 4.1(d), no consent, approval, order or
             ---------------
authorization of, or registration, declaration or filing with, any governmental or regulatory authority on the part of Buyer is required in connection with its execution or delivery of this Agreement or the Other Buyer Agreements to which it is a party or the consummation of the purchase of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement or such Other Buyer Agreements by Buyer.

    4.2   Commissions.  No person, firm or corporation has
          -----------
asserted or is entitled to any commission or broker's or finder's fee in connection with the sale of the Assets or any of the other transactions contemplated by this Agreement or the Other Buyer
Agreements by reason of any act or omission of Buyer.

                          ARTICLE 5
                          ---------

                  CLOSING AND CLOSING DATE
                  ------------------------

    5.1   Closing.  The preclosing and closing (collectively,
          -------
the "Closing") of the sale of Assets and other transactions contemplated by this Agreement shall take place at the office of Thompson Coburn located at One Mercantile Center, St. Louis, Missouri 63101 commencing at 9:00 a.m., local time, on the earlier to occur of the following: (i) December 31, 1996, (ii) three (3) business days after all of the conditions to the obligations of the parties hereto shall have been satisfied or waived, or (iii) on such other date as the parties hereto shall mutually agree (the "Closing Date").

    5.2   Conditions as to Closing.  In addition to the
          ------------------------
satisfaction of the parties' respective conditions to Closing set forth in Articles 9 and 10 of this Agreement, the obligations of Buyer and of Seller and ER Lime to consummate the sale of the Assets, the assumption of the Assumed Liabilities and the other transactions contemplated by this Agreement shall be subject to Buyer, on the one hand, and to Seller and ER Lime, on the other hand, having reached agreement of the November Balance Sheet as contemplated by Section 1.3 of this Agreement, and there shall not be any litigation or proceeding pending or threatened (including without limitation, any litigation or proceeding arising under the antitrust, competition, trade or securities laws) to restrain or invalidate the sale and purchase of the Assets, the assumption of the Assumed Liabilities, or the other transactions contemplated by this Agreement.

    5.3   Simultaneous Closing.  All actions taken at the
          --------------------
Closing shall be deemed to be performed simultaneously and the Closing shall not be deemed to have occurred until all required actions of the parties pursuant to this Agreement have been performed or waived. The parties shall deliver such additional documents and take such additional actions as may reasonably be deemed necessary to complete the transactions contemplated by this Agreement.

                          ARTICLE 6
                          ---------

                     COVENANTS OF SELLER
                     -------------------

    6.1   Conduct of Business by Seller.  From the date hereof
          -----------------------------
to the Closing Date, except for transactions which are expressly approved in writing by Buyer, Seller and ER Lime shall refrain from:

          (a) Subjecting any of the Assets to any lien, encumbrance, security interest or other claim of any kind, exclusive of liens arising as a matter of law in the ordinary course of business as to which there is no known default and except for Permitted Encumbrances and encumbrances in favor of affiliates of Seller which will be removed by Seller on or prior to the Closing Date in accordance with Section 6:11;

          (b) Except for sales in the ordinary course of business, selling, assigning, transferring or otherwise disposing of any of the Assets;

          (c) Modifying, amending, altering or terminating (whether by written or oral agreement, or any manner of action or inaction) any of the Debt Instruments, Real Property Leases, Intellectual Property Licenses, Contract Rights, Personal Property Leases, insurance policies described in Section 3.9 hereof, or any health or medical benefit, welfare or other benefit or fringe benefit plan existing on the date hereof;

          (d) Entering into any transaction which is outside of the ordinary course of business or entering into supply contracts either as buyer or seller which contracts individually or in the aggregate require payments in excess of $50,000 and which are for a term in excess of six months or which cannot be terminated by Seller or its successors and assigns upon thirty (30) days' prior written notice; and/or

          (e) Taking or permitting any other action that, if taken or permitted immediately prior to the execution of this Agreement, would constitute a breach of or an exception to the representations and warranties in Section 3.2(d).

    6.2   Affirmative Covenants Relating to Seller.  From the
          ----------------------------------------
date hereof to the Closing Date, Seller and ER Lime shall:

          (a) Maintain property and liability insurance covering the Assets in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement;

          (b) Maintain the Fixed Assets and Properties in the same condition as the condition in which they existed as of September 30, 1996, ordinary wear and tear excepted, and use reasonable efforts to preserve Seller's possession and control of all of the Assets;

          (c) Use reasonable efforts to keep in faithful service its employees;

          (d) Maintain its books, accounts and records and accounting methods in a manner consistent with past practice and sound business practices;

          (e) Allow, at all reasonable times, Buyer's employees, attorneys, auditors, accountants and other authorized representatives, free and full access to Seller's operations, facilities, plants, properties, books, records, documents and correspondence, so that Buyer may have full opportunity to make such investigation as it may desire of the Assets and the Business which may, at Buyer's option, include (i) performing a Phase I and/or Phase II environmental audit (the "Environmental Audit") and (ii) the Appraisal. If the Environmental Audit discloses that remediation or other clean-up measures are required by applicable law to cure environmental hazards disclosed by the Environmental Audit, Buyer may, at its option, (i) request that Seller cure or make arrangements to cure any such environmental hazards at Seller's sole cost and expense or (ii) cure or make arrangements to cure any such environmental hazards and deduct the cost (or the estimated potential cost) therefore from the Purchase Price; provided, however, that in no event shall the costs and expenses incurred by Seller to cure such environmental hazards (evidence of which shall have been provided to Buyer on or prior to the Closing
Date) or the Purchase Price deduction exceed $100,000 in the aggregate. If Buyer withholds a portion of the Purchase Price as contemplated by the preceding sentence, Buyer shall refund to Seller the difference between such Purchase Price deduction and the actual costs of clean-up, if any, promptly upon completion of such clean-up;

          (f) Comply with all applicable law relating to Seller or to the conduct of the Business, and conduct its Business so that on the Closing Date the representations and warranties contained in this Agreement shall be true as though such representations and warranties were made on and as of such date, except for changes permitted or contemplated by the terms of this Agreement;

          (g) Provide Buyer with (i) prompt written notice of any known material adverse change in the Assets, operations, liabilities, earnings or conditions (financial or otherwise) of the Business and (ii) monthly financial statements on a timely basis;

          (h) Use reasonable efforts to maintain in inventory quantities of goods, supplies and materials which as to raw materials and work-in-process, are sufficient to allow Buyer to continue to operate the Business after the Closing Date free of any unusual shortage of such items;

          (i) Operate its Business only in the ordinary course so as to preserve its business organization intact, including the services of its present officers and the goodwill of its suppliers, customers and others having business relations with Seller; and

          (j) Pay and perform its liabilities and obligations only in accordance with their respective terms and only as the same shall become due and payable.

    6.3   Obligations Concerning Employees.
          --------------------------------

          (a) On or prior to the Closing Date, Seller shall notify all of its employees that the Assets are being sold to Buyer, that all employees of Seller will be terminated from the employment of Seller effective immediately prior to Closing, and that any decisions by Buyer regarding its hiring procedures, the terms of employment, or the hiring of any of Seller's employees will be communicated to the employees by Buyer. Seller and Buyer shall use reasonable efforts to coordinate the giving of the notice referenced in the immediately preceding sentence with Buyer's notice to the employees of Seller with respect to its hiring procedures.

          (b) From the date hereof through the Closing Date, Buyer shall have the right upon reasonable notice to Seller during normal business hours and without undue disruption of the operation of the Business, to interview the employees of Seller, perform drug tests on said employees, and otherwise conduct hiring procedures with regard to its possible hiring of the employees of Seller. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall have no obligation to employ or offer employment to any employees of Buyer prior to the Closing Date or after consummation of the transactions contemplated hereby.

          (c) On the Closing Date, Seller shall issue to all of its employees payroll checks, dated as of the Closing Date, for all earned salary, wages, sick pay and other compensation and benefits (net of usual withholdings) owed to such employees for their services rendered through the Closing Date other than payment of compensation and bonuses arising under those severance and bonus agreements identified on Schedule 3.2(d) hereto which are not
                         ---------------
yet due and payable and the payment of which are and remain the sole responsibility of Seller. Seller shall comply with all provisions of federal and state law relating to the continuation of health insurance benefits for terminated employees. Seller and ER Lime shall be responsible for providing WARN Act notices in connection with all employee terminations, and shall be solely responsible for, and will, jointly and severally, hold Buyer harmless from, any WARN Act liability arising as a result of any employee termination(s) occurring on or before the Closing

Date, or any employee termination(s) occurring after the Closing
Date if Seller failed to terminate such employee on or prior to the Closing Date as provided herein.

    6.4   Employee Records.  On or prior to Closing, all
          ----------------
employment records for employees of Seller who authorize such transfer will be transferred to Buyer.

    6.5   Consents and Closing Conditions.  Seller and ER Lime
          -------------------------------
shall use their respective reasonable efforts (a) to obtain such consents from third parties and to take other actions as may be required in order to fulfill the closing conditions which are within its control, and (b) to cause the representations and warranties of Seller in Article 3 to be true and correct on and as of the Closing Date. Seller shall notify Buyer promptly if, at any time prior to Closing, any facts come to Seller's or ER Lime's attention which indicate that any of such representations or warranties are or may be untrue on the date hereof or at such time.

    6.6   Payment of Certain Transactional Costs and Taxes.
          ------------------------------------------------

          (a) Seller shall pay, and ER Lime shall cause Seller to pay, (i) sales taxes, other property transfer taxes, all documentary or other stamp taxes and all similar taxes, including without limitation income taxes, if any, arising out of or related to the transactions contemplated by this Agreement, and (ii) any filing, recording, notarial and similar fees with respect to the transfer of any Asset except that Buyer shall pay the recording fees, if any, referenced in Sections 58.1-801 and 58.1-814 of the Code of Virginia.

          (b) If Seller or Buyer intends to treat the transfer of any Asset to Buyer as exempt from any Tax imposed on transfers of similar property, such party shall furnish the other with a certificate or other evidence reasonably satisfactory to the other party that such exemption is applicable.

          (c) Any periodic real or personal property Tax imposed by any state or local governmental unit on an Asset with respect to a taxable period that includes the Closing Date shall be apportioned on a per diem basis with Seller being responsible for payment of such Tax apportioned to the part of such taxable period that occurs prior to the Closing Date.

    6.7   Properties.
          ----------

          (a)  Condition of the Properties.  Seller and ER Lime
               ---------------------------
shall use reasonable efforts to maintain the Properties in the same condition in which they existed as of September 30, 1996, ordinary wear and tear excepted, to the Closing Date and, on such date, Seller shall tender possession of the Properties to Buyer. Immediately prior to Closing, Buyer shall have the right to conduct a "walk-through" inspection of the Properties to verify that each is in the condition required herein.

          (b)  Seller's Deliveries.  As soon as practicable
               -------------------
after the date of this Agreement, but not later than five (5) business days thereafter, Seller and ER Lime shall make available to Buyer, correct and complete copies of the following (to the extent in Seller's or ER Lime's possession or otherwise available to Seller or ER Lime without undue effort or expense):

(i) all documentation relative to the zoning classification, special use permits and zoning or other land use restrictions imposed upon or in respect to the Properties; (ii) certificates of occupancy and other governmental licenses and permits issued in respect to or required for the present use and occupancy of the Properties; (iii) all as-built plans and specifications for the improvements to the Properties, soil tests, engineering studies, environmental audits or reports, reports of insurance carriers, agreements, plats, plans, drawings, surveys, specifications, title insurance policies, and other like documents, instruments and items relating to the Properties; (iv) all notifications received by Seller or ER Lime asserting that the Properties, or any portion thereof, do not comply with any law, rule, regulation, order, code, permit or other legal requirement; (v) all guarantees, warranties and service contracts in effect relative to the Properties, or any part thereof, which shall, if possible, be assigned to Buyer at Closing;
(vi) all management, service, maintenance, repair and/or equipment agreements or other contracts and all leases in any way relating to the Properties or their operation or management, together with Seller's and ER Lime's identification of such contracts or leases which will survive Closing and which are not terminable upon thirty
(30) calendar days notice; and (vii) all real estate tax bills and all utility and other operating expense bills relating to the operation of the Properties for the current year or the last two
(2) calendar years immediately preceding the date hereof.

    6.8   Bulk Transfer Compliance.  Buyer, Seller and ER Lime
          ------------------------
hereby waive compliance by Buyer, Seller and ER Lime with the bulk sales law and any other similar laws in any applicable jurisdiction with respect to the transactions contemplated by this Agreement. Seller and ER Lime agree, jointly and severally, to indemnify Buyer from, and hold it harmless against, any liabilities, damages, costs and expenses directly resulting from or arising out of the parties' decision to waive compliance with any of such laws with respect to the transactions contemplated by this Agreement.

    6.9   Noncompetition.
          --------------

          (a) For and in consideration of Buyer's payment of the Purchase Price, Seller and ER Lime each hereby covenants and agrees that it will not for a period of two (2) calendar years from the Closing Date for itself, or as an agent of or on behalf of, or in conjunction with, any person, firm, corporation, partnership or other entity or otherwise in any manner or capacity, engage in or have any interest in, or in any way assist in the production of high calcium or dolomitic quicklimes in the States of Georgia, North Carolina, South Carolina and Virginia (the "Territory").

          (b) It is expressly understood and agreed that, although the parties consider the restrictions contained in Section 6.9(a) to be reasonable, if a final nonappealable determination is made by a court of competent jurisdiction, that the time or Territory or any other restriction contained in Section 6.9(a) is an unreasonable or otherwise unenforceable restriction against Seller or ER Lime, neither this Agreement nor the provisions of Section 6.9(a) shall be rendered void, but shall be deemed amended to apply as to such maximum time, territory and scope and to such other extent as permitted by law and as determined by such court under the circumstances involved.

          (c) Notwithstanding the provisions of Section 6.9(a), neither Seller nor ER Lime shall be prohibited from (i) shipping high calcium or dolomitic quick limes into the Territory from facilities outside of the Territory, and storing and processing (e.g., grinding, screening, diluting and hydrating) such products in the Territory, (ii) owning equity interests of any entity of five percent (5%) or less solely for investment purposes, or (iii) purchasing high calcium or dolomitic quicklimes from third-party producers within the Territory for resale within the Territory.

    6.10  Delivery of Unaudited Closing Balance Sheet.  Seller
          -------------------------------------------
shall deliver to Buyer an unaudited closing balance sheet setting forth the components of Working Capital as of December 31, 1996 on or prior to January 8, 1997 (the "Unaudited Closing Balance
Sheet").

    6.11  Release of Affiliate Encumbrances.  All encumbrances
          ---------------------------------
of any kind or nature whatsoever in favor of any affiliate of Seller on the Assets will be removed by Seller on or prior to the Closing Date.

    6.12  S-X Financial Statements.  On or prior to February
          ------------------------
28, 1997, Seller shall deliver to Buyer audited financial statements for Seller for each of the fiscal years ended 1995 and 1994, in each case in compliance with Regulation S-X of The
Securities and Exchange Commission.


                          ARTICLE 7
                          ---------

                     COVENANTS OF BUYER
                     ------------------

    7.1   Consents and Closing Conditions.  Buyer shall use
          -------------------------------
reasonable efforts (a) to obtain such consents from third parties and to take other actions as may be required in order to fulfill the closing conditions which are within its control, and (b) to cause the representations and warranties of Buyer in Article 4 to be true and correct on and as of the Closing Date. Buyer shall notify Seller promptly if, at any time prior to Closing, any facts come to Buyer's attention which indicate that any of such representations or warranties are or may be untrue on the date hereof or at such time.

    7.2   Title to Real Property.  Not later than five (5)
          ----------------------
calendar days prior to the Closing, Buyer may obtain commitments for owner's and/or leasehold title insurance policies issued by a title company or companies of Buyer's choice (the "Title Company") for any or all of the Properties. If any such commitments disclose exceptions to title other than the Permitted Title Exceptions (as defined below), Buyer shall deliver notice thereof to Seller given within five (5) calendar days after receipt of the applicable commitment, and Seller shall have until twenty (20) calendar days after receipt of such notice to have such exceptions removed from such commitments and to provide evidence thereof to Buyer. If Seller fails to have such exceptions removed from such commitments within such time period, Buyer may terminate this Agreement upon the delivery of notice thereof to Seller. As used in this Agreement, the term "Permitted Title Exceptions" shall mean general real estate and other taxes and liabilities accrued for on the September Balance Sheet and such other matters of record title to the Properties which do not or will not unreasonably impair the ownership, intended use or value of the Properties or the

Business. Buyer shall pay for any owner's or leasehold title insurance policy premium and all other costs and expenses associated therewith.

    7.3   Access to Seller's Controller.  In connection with
          -----------------------------
Seller's preparation of the Unaudited Closing Balance Sheet, the Closing Balance Sheet, Seller's audit and tax schedules, the closing of the accounting books and records of Seller with respect to the fiscal year ended December 31, 1996, and assisting Ernst & Young, LLP in its 1996 audit of Seller's books and records, Buyer agrees that if it hires Seller's Controller, Alice Allen, it shall permit Seller to have reasonable access to and the assistance of said Controller as may be reasonably necessary therefore.

    7.4   Employees Hired by Buyer.  Buyer shall notify Seller
          ------------------------
in writing on the Closing Date and thirty (30) days after the Closing Date of all employees of Seller hired by Buyer or to whom Buyer has extended an offer of employment. Buyer shall offer health care coverage to each former employee of Seller who is hired by Buyer on the same terms and conditions as the health care coverage generally offered to similar employees of Buyer; provided, however, that Buyer shall waive any applicable waiting periods as to such former employees.

    7.5   Release from Guarantees and Replacement of Bonds.
          ------------------------------------------------
Buyer shall cooperate with Seller and use reasonable efforts to obtain releases of the guarantees by affiliates of Seller of the Assumed Liabilities identified on Schedule 7.5 hereto. Buyer
                                  ------------
shall also cooperate with Seller to replace performance or bid bonds, surety bonds or other similar bonds posted by Seller in the ordinary course of the Business and identified on Schedule 7.5
                                                  ------------
hereto.

    7.6   Reopening of Closed Mines.  Buyer hereby agrees that
          -------------------------
prior to the reentering of any of the Closed Mines referenced in
Section 3.15(d)(iii) hereof by Buyer (except for purposes of routine testing of water levels), Buyer shall give Seller and ER Lime at least fifteen (15) days advance written notice of the date and time of such reentering and permit Seller, ER Lime or their representatives to be present at such reentering.

    7.7   Other Matters.  Buyer hereby undertakes to abide by
          -------------
the obligations imposed on it pursuant to Sections 6.2(e), 6.3, 6.6 and 6.8 of this Agreement.

                          ARTICLE 8
                          ---------

                         TAX MATTERS
                         -----------

    8.1   Payment of Taxes.  Seller or ER Lime shall timely
          ----------------
pay, before the same shall become delinquent and before penalties accrue thereon, all Taxes (including any Taxes incurred in connection with the transactions contemplated by this Agreement),
(a) shown (or required to be shown) on any Return (or amendment thereto) filed (or required to be filed) by Seller before, on or after the Closing Date, or (b) that become due from or payable by Seller before, on or after the Closing Date. This Section 8.1 shall not apply with regard to any Tax to the extent that the Assets cannot be made subject to a lien for such Tax and Buyer (and its successors, assigns, or affiliates) cannot be made liable for such Tax. Each party shall be responsible for filing Forms W-2 with respect to the 1996 taxable year in accordance with the "Standard Procedure" described in Rev. Proc. 84-77, 1984-2 C.B. 753. The responsibility for all other information returns shall be allocated similarly.

    8.2   Cooperation and Records Retention.  From time to
          ---------------------------------
time, Seller, ER Lime and Buyer shall provide, and shall cause their respective accountants and other representatives to provide, to each other on a timely basis, the information (including but not limited to work papers) that they or their accountants or other representatives have within their control and that may be reasonably necessary in connection with the preparation of any Return or the examination by any taxing authority or other administrative or judicial proceeding relating to any Return. Seller and Buyer shall retain or cause to be retained, until the applicable statutes of limitations (including any extensions and carryovers) have expired, copies of all Returns for all tax periods beginning before the Closing Date, together with supporting work schedules and other records or information that may be relevant to such Returns.

    8.3   Tax Elections.  No new elections with respect to
          -------------
Taxes, or any changes in current elections with respect to Taxes, affecting the Assets shall be made by Seller after the date of this Agreement without the prior written consent of Buyer.

                          ARTICLE 9
                          ---------

                BUYER'S CONDITIONS TO CLOSING
                -----------------------------

    The obligation of Buyer to consummate the purchase of Assets, the assumption of Assumed Liabilities and the other transactions contemplated by this Agreement shall be subject to the fulfillment to Buyer's reasonable satisfaction of each of the following conditions:

    9.1   Continued Truth of Warranties.  The representations
          -----------------------------
and warranties of Seller and ER Lime herein contained shall be true and correct on the Closing Date as if made on such date.

    9.2   Performance of Covenants.  Seller and ER Lime shall
          ------------------------
have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

    9.3   No Material Adverse Change.  Except as disclosed in
          --------------------------
any Schedule delivered in connection with the execution of this Agreement on the date hereof, there shall have been no material adverse change to the Properties, Assets, operations, liabilities, earnings, business or condition (financial or otherwise) of the Business, taken as a whole, since September 30, 1996.

    9.4   Permits and Consents.  The parties hereto shall have
          --------------------
secured all appropriate orders, consents, approvals and clearances, in form and substance reasonably satisfactory to Buyer, by and from all third parties, including but not limited to governmental or regulatory authorities, whose order, consent, approval or clearance is required by contract or applicable law for the consummation of the sale of the Assets and the other transactions herein contemplated.

    9.5   Full Investigation.  Buyer and its employees,
          ------------------
attorneys, accountants and other agents shall have been permitted to conduct a full investigation of the books, records, assets, liabilities, operations, business or condition of Seller, including attorneys' audit response letter, and obtaining the Environmental Audit and the Appraisal, and Buyer shall be reasonably satisfied with the results of all of the foregoing.

    9.6   Title Insurance Policies.  Buyer shall have received
          ------------------------
commitments acceptable to it for owner's and/or leasehold title insurance policies issued by the Title Company as contemplated by
Section 7.2 hereof.

    9.7   Closing Documents.  Seller shall have delivered all
          -----------------
documents required to be delivered by it at Closing, as more specifically set forth in this Agreement, in each case in form and substance reasonably satisfactory to Buyer.

                         ARTICLE 10
                         ----------

        SELLER'S AND ER LIME'S CONDITIONS TO CLOSING
        --------------------------------------------

    The obligation of Seller and ER Lime to consummate the sale of the Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment to its reasonable satisfaction of the following conditions:

    10.1  Continued Truth of Warranties.  The representations
          -----------------------------
and warranties of Buyer herein contained shall be true on the Closing Date as if made on such date.

    10.2  Performance of Covenants.  Buyer shall have performed
          ------------------------
all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

    10.3  Permits and Consents.  The parties hereto shall have
          --------------------
secured all appropriate orders, consents, approvals and clearances, in form and substance reasonably satisfactory to Seller and ER Lime, by and from all third parties, including but not limited to governmental and regulatory authorities, whose order, consent, approval or clearance is required by contract or applicable law for the consummation of the sale of the Assets and the other transactions herein contemplated.

    10.4  Closing Documents.  Buyer shall have delivered all
          -----------------
documents required to be delivered by it at Closing, as more specifically set forth in this Agreement, in each case in form and substance satisfactory to Seller and ER Lime.

                         ARTICLE 11
                         ----------

            DOCUMENTS TO BE DELIVERED AT CLOSING
            ------------------------------------

    11.1  Documents to be Delivered by Seller and/or ER Lime.
          --------------------------------------------------
At the Closing, Seller and/or ER Lime shall:

          (a) Execute and deliver to Buyer any and all instruments of sale, assignment and transfer and other documents reasonably requested by Buyer to effect the transfer of the Assets to Buyer, to effect the assumption of the Assumed Liabilities by Buyer, or otherwise to facilitate the transactions contemplated hereby, such instruments to include, but not be limited to:

               (i) special warranty deeds conveying to Buyer good and marketable title to all Real Property;

               (ii) other documents and certificates relating to the transfer of Real Property, such as certificates of value, affidavits of non-foreign status, affidavits as to mechanics liens, and the like, including items reasonably requested by Buyer's title insurer;

               (iii) assignments of patents, trademarks, trade names, copyrights and applications therefor, in form suitable for recording with any applicable registration authority (or accompanied by a limited power of attorney reasonably satisfactory to Buyer), and all other Intellectual Property of Seller;

               (iv) duly endorsed certificates of title to vehicles included within the Assets, together with any appropriate affidavit with respect to the sale price thereof or the odometer reading of such vehicle;

               (v) assignment and assumption agreements with respect to the Contract Rights to be acquired by Buyer hereunder, in a form reasonably satisfactory to Buyer, Seller, ER Lime and any third party whose consent is required to effectively assign the Contract Rights to Buyer;

               (vi) assignments of all letters of credit and similar instruments securing any of the Receivables with respect to which Seller is beneficiary, together with the originals of such letters of credit and other instruments and power of attorney in favor of Buyer, authorizing Buyer to sign on behalf of Seller in connection with draws thereunder and to take other appropriate action to realize the benefits thereunder;

               (vii)     assignment and assumption agreements
    with respect to the Assumed Liabilities;

               (viii) a blanket bill of sale and assignment covering all Assets, conveying good and marketable title to the Assets to Buyer, and containing "further assurances" language obligating Seller to execute other appropriate instruments after the Closing to confirm Buyer's title to and possession of such Assets;

               (ix) such other documents, including
    instruments of sale, transfer and assignment, transferring, assigning and conveying the Assets as shall be reasonably requested by Buyer to evidence the transfer of any of the Assets or to vest in Buyer good, marketable, indefeasible and recordable title to the Assets, free and clear or all liens, claims and encumbrances or third parties (other than as permitted by this Agreement); and

               (x) possession of the Properties and all keys thereto;

          (b) Deliver to Buyer a "bring down" certificate of Seller's general partner and an authorized officer of ER Lime to the effect that Seller's and ER Lime's representations and warranties in Article 3 are true as of the Closing Date, and a certificate of incumbency and copies of the resolutions adopted by the partners of Seller and the Board of Directors of ER Lime, authorizing the execution and delivery of this Agreement and the consummation of the sale of Assets and the other transactions contemplated hereby, duly certified as of the Closing Date by the general partner of Seller and Secretary or an Assistant Secretary of ER Lime, as applicable;

          (c) Deliver to Buyer certificates of good standing or their equivalent, dated not more than ten (10) calendar days prior to the Closing Date, attesting to the good standing of (1) Seller as a limited partnership under the laws of the State of Delaware and (2) ER Lime as a corporation under the laws of the State of Delaware;

          (d) To the extent any consents or approvals shall be necessary to any of the transactions herein contemplated, or to the sale of Assets, deliver to Buyer upon request copies of all such consents or approvals as obtained by Seller or ER Lime;

          (e) Deliver to Buyer a clearance certificate or other similar document(s) which may be required by any state or foreign taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price;

          (f) Deliver to Buyer an opinion of Armstrong, Teasdale, Schlafly & Davis, counsel for Seller and ER Lime, as to such matters as are reasonably requested by Buyer and its counsel; and

          (g)  Deliver to Buyer the Agreement in the form of
Exhibit B attached hereto, duly executed and delivered by MS
---------
Lime (the "MS Lime Agreement").

    11.2  Documents to be Delivered by Buyer.  At the Closing,
          ----------------------------------
Buyer shall:

          (a) Execute and deliver to Seller and ER Lime any and all documents identified in Section 11.1(a), if and to the extent appropriate that Buyer execute the same in order to effect the transactions contemplated hereby, including but not limited to the assignment and assumption agreements specified in Sections 11.1(a)(v) and (vii);

          (b) Deliver to Seller and ER Lime a "bring-down" certificate of an authorized officer of Buyer to the effect that Buyer's representations and warranties in Article 4 are true as of the Closing Date, and a certificate of incumbency and copies of the resolutions adopted by the Board of Directors of Buyer, authorizing the execution and delivery of this Agreement and the consummation of the purchase of Assets and the other transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of Buyer;

          (c) Deliver to Seller and ER Lime a certificate of good standing or its equivalent, dated not more than ten (10) calendar days prior to the Closing Date, attesting to the good standing of Buyer (or a designee thereof) as a corporation under the laws of the State of Delaware;

          (d) To the extent any consents or approvals shall be necessary to any of the transactions herein contemplated, or to the sale of the Assets, Buyer shall deliver to Seller and ER Lime upon request copies of all such consents or approvals as obtained by Buyer;

          (e) Deliver to Seller and ER Lime the Purchase Price required to be paid at Closing Date pursuant to Section 1.3;

          (f) Deliver to Seller and ER Lime an opinion of Thompson Coburn, counsel for Buyer, as to such matters as are reasonably requested by Seller and ER Lime and their counsel; and

          (g) Deliver to Seller and ER Lime the MS Lime Agreement duly executed and delivered by Buyer.

                         ARTICLE 12
                         ----------

                       INDEMNIFICATION
                       ---------------

    12.1  General Indemnification.
          -----------------------

          (a)  By Seller and ER Lime.  Subject to the
               ---------------------
provisions of this Article 12, by execution of this Agreement, Seller and ER Lime, jointly and severally, agree to indemnify Buyer and its successors and assigns and hold them harmless against and in respect of:

               (i) any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty, or covenant by Seller made or contained in this Agreement, the Other Agreements, or in any Exhibit, Schedule, certificate or document executed and delivered to Buyer pursuant to this Agreement or the transactions contemplated herein;

               (ii) any and all loss, liability, cost, expense or damage relating to past, present or future violations (including judgments and settlement payments) of any environmental laws, regulatory guidelines, policies and the like which violations arise from or relate to any of Seller's operations prior to the Closing, or the condition of the Assets prior to the Closing;

               (iii) any of Seller's or ER Lime's obligations with respect to any employees;

               (iv) any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by Buyer incident to, arising in connection with or resulting from all other liabilities and obligations directly or indirectly arising from or relating to acts or failures to act by Seller or ER Lime prior to the Closing, except only the Assumed Liabilities; and

               (v) any and all loss, liability, cost, expense and/or other actual damages incurred by Buyer in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described above, or in enforcing its right of indemnification hereunder, including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees, and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in Damages (as defined herein).

          (b)  By Buyer.  Subject to the provisions of this
               --------
Article 12, by execution of this Agreement, Buyer agrees to indemnify Seller and ER Lime and their respective successors and assigns and hold them harmless against and in respect of:

               (i) any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty, or covenant by Buyer made or contained in this Agreement, the Other Buyer Agreements or in any Exhibit, Schedule, certificate or document executed and delivered to Seller or ER Lime by or on behalf of Buyer under or pursuant to this Agreement or the transactions contemplated herein;

               (ii) any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from all other liabilities and obligations directly or indirectly arising from or relating to (1) acts or failures to act by Buyer subsequent to the Closing, including Buyer's possession, use and operation of the Assets and the Business after Closing and (2) all of the Assumed Liabilities; and

               (iii) any and all loss, liability, cost, expense and/or other actual damages incurred by Seller or ER Lime in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described above, or in enforcing their right of indemnification hereunder, including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees, and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted would have resulted in Damages (as defined herein).

          (c)  Damages.  Any and all of the items set forth in
               -------
Sections 12.1(a) and 12.1(b) for which a party is entitled to be indemnified hereunder are called "Damages."

    12.2  Notice of, and Procedures for, Collecting
          -----------------------------------------
Indemnification.
---------------

          (a) Initial Claim Notice.  When a party becomes
               --------------------
aware of a situation which may result in Damages for which it would be entitled to be indemnified hereunder, such party (the "Indemnitee") shall submit a written notice (the "Initial Claim Notice") to the other party from which indemnification may be forthcoming pursuant to Section 12.1 (the "Indemnitor") to such effect with reasonable promptness after it first becomes aware of such matter and shall furnish the Indemnitor with such information as it has available demonstrating its right or possible right to receive indemnity. If the potential claim is predicated on, or later results in, the filing by a third party of any action at law or in equity (a "Third Party Claim"), the Indemnitee shall provide the Indemnitor with a supplemental Initial Claim Notice not later than ten (10) calendar days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents received from the third party in support of such claim. In addition, each Initial Claim Notice shall name, when known, the person or persons making the assertions which are the basis for such claim. Failure by the Indemnitee to deliver an Initial Claim Notice or an update thereof in a timely manner shall not relieve the Indemnitor of any of its obligations under this Agreement except to the extent that actual monetary prejudice to the Indemnitor can be demonstrated.

          (b)  Rights of Indemnitor.  If, prior to the
               --------------------
expiration of 30 calendar days from the mailing of an Initial Claim Notice (the "Claim Answer Period"), the Indemnitor shall request in writing that such claim not be paid, the same shall not be paid, and the Indemnitor shall settle, compromise or litigate in good faith such claim, and employ attorneys of its choice to do so; provided, however, that Indemnitee shall not be required to refrain from paying any claim which has matured by court judgment or decree, unless appeal is taken therefrom and proper appeal bond posted by the Indemnitor, nor shall it be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its assets or a default in a lease or other contract except a lease or other contract which is the subject of the dispute. Indemnitee shall cooperate fully to make available to the Indemnitor and its attorneys, representatives and agents, all pertinent information under its control. Indemnitee shall have the right to elect to settle or compromise all other contested claims with respect to which the Indemnitor has not, within the Claim Answer Period, acknowledged in writing (i) liability therefor, and
(ii) its election to assume full responsibility for the settlement, compromise, litigation and payment of such claim.

          (c)  Final Claims Statement.  At such time as Damages
               ----------------------
for which the Indemnitor is liable hereunder are incurred by Indemnitee by actual payment thereof or by entry of a final judgment, Indemnitee shall forward a Final Claims Statement to the Indemnitor setting forth the amount of such Damages in reasonable detail on an itemized basis. Indemnitee shall supplement the Final Claims Statement with such supporting proof of loss (e.g. vouchers, canceled checks, accounting summaries, judgments, settlement agreement, etc.) as the Indemnitor may reasonably request in writing within thirty (30) calendar days after receipt by Indemnitor of a Final Claims Statement. All amounts reflected on Final Claims Statements shall be paid promptly by Indemnitor to Indemnitee and Indemnitee shall have the right to immediate payment of proceeds from insurance policies paid to Indemnitor in connection with the claim for which the indemnification right arose.

          (d)  Survival of Indemnification.  Any other
               ---------------------------
provision hereof to the contrary notwithstanding, the parties agree that the representations and warranties of the parties contained in this Agreement shall survive for a period of two (2) years after the Closing Date for purposes of this Article 12, regardless of any investigation made by either party prior to the date hereof or prior to the Closing Date. Buyer, on the one hand, and Seller and ER Lime, on the other hand, shall only be entitled to indemnification under this Article 12 for breaches of representations and warranties if an Initial Claim Notice describing the claim for which indemnification is sought is signed by an executive officer or the general partner of Buyer, Seller or ER Lime, as the case may be, and is submitted to Buyer, on the one hand, or Seller and ER Lime, on the other hand, as the case may be, not later than two (2) years following the Closing Date. Any claim for indemnification pursuant to this Article 12 for breaches of representations and warranties not made prior to the expiration of such two-year period shall be extinguished, and all representations and warranties with respect to which no claim is made prior to the expiration of such two-year period shall expire and be of no further force and effect.

          (e)  Actual Knowledge Limitation.  Notwithstanding
               ---------------------------
anything in this Agreement to the contrary, Buyer may not assert a claim for indemnification under this Article 12 with respect to a breach of a specific representation or warranty made by Seller if Buyer had actual knowledge of the existence of such breach at the time of Closing, and Seller may not assert a claim for indemnification under this Article 12 with respect to a specific breach of a representation or warranty made by Buyer if Seller had actual knowledge of such breach at the time of Closing.

          (f)  Minimum Dollar Limitation.  The parties hereto
               -------------------------
agree that no violations or breaches under any one or more of the representations and warranties of Seller or ER Lime, on the one hand, or Buyer, on the other hand, set forth in this Agreement shall support a claim for Damages unless and until Damages attributable to all violations and breaches of Seller and ER Lime, on the one hand, or Buyer, on the other hand, exceed on a cumulative and aggregate basis the sum of $50,000 in which such event the Indemnitor shall be obligated to indemnify the Indemnitee for the full amount of Damages.

          (g)  Limit of Indemnification.  The obligation of
               ------------------------
Seller and ER Lime to indemnify Buyer under Section 12.1(a) and the obligation of Buyer to indemnify Seller and ER Lime under Section
12.1(b) for Damages shall be limited to $900,0000 in the aggregate.

          (h)  Impact of Insurance Proceeds.  The gross amount
               ----------------------------
which an Indemnitor is liable to, for, or on behalf of the Indemnitee pursuant to this Section (the "Indemnifiable Loss") shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such Indemnitee related to the Indemnifiable Loss, and shall be further reduced to take account of any tax benefit to the Indemnitee arising from the Indemnifiable Loss. Each Indemnitee hereunder agrees to diligently pursue claims for insurance covering an Indemnifiable Loss hereunder prior to attempting to collect for such Indemnifiable Loss from an Indemnitor; provided, however, that the foregoing shall not prevent the Indemnitee from providing the Indemnitor with an Initial Claim Notice with respect to such Indemnifiable Loss. If an Indemnitee shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable Loss and shall subsequently receive directly or indirectly insurance proceeds or tax benefits in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnitor the amount of such insurance proceeds and tax benefits or, if less, the amount of such indemnity payment. For purposes of this Section, tax benefits arising from an Indemnifiable Loss shall be determined after taking into account the tax detriment, if any, arising from the receipt of insurance proceeds or indemnification payments by or on behalf of the Indemnitee and the tax benefit, if any, to the Indemnitee arising from any payments to the Indemnitor.

          (i)  Dispute Resolution.  All disputes under this
               ------------------
Article 12 shall be settled by arbitration in St. Louis, Missouri, before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 12.2(i). The arbitrator shall be selected by the joint agreement of Buyer and ER Lime, but if they do not so agree within twenty (20) calendar days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be paid one-half by Seller and one-half by Buyer; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the expenses of the arbitrator against the party raising such unreasonable claim, defense or objections.

To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil action in a court of appropriate jurisdiction to resolve disputes hereunder. Nothing contained in this Section shall prevent the parties from settling any dispute by mutual agreement at any time.

                         ARTICLE 13
                         ----------

                        MISCELLANEOUS
                        -------------

    13.1  Notices.  Any notices or other communications
          -------
required or permitted hereunder (including, by way of illustration and not limitation, any notice permitted or required under Article 12 hereof) to any party hereto shall be in writing and shall be sufficiently given when delivered in person, or when delivered to the receiving party if sent by certified or registered mail, postage prepaid, or one business day after dispatch of such notice with an overnight delivery service, or when sent by facsimile if an answer back is received by the sender, in each case addressed as follows:

    In the case of Buyer, care of:

    APG Lime Corp.
    3959 Electric Road, Suite 330
    Roanoke, Virginia 24018
    Attn:      John A. Spegele
    Telecopy: 540/772-3157

    with copies to:

    A.P. Green Industries, Inc.
    Green Boulevard
    Mexico, Missouri 65265
    Attn: Michael B. Cooney, Esq.
    Telecopy: 573/473-3331

    and

    Thompson Coburn
    One Mercantile Center
    Suite 3400
    St. Louis, Missouri  63101
    Attn:  Robert M. LaRose, Esq.
    Telecopy: 314/552-7000

    In the case of Seller or ER Lime, care of:

    Mississippi Lime Company
    7 Alby Street
    Alton, Illinois  62002
    Attn: Fredric M. Guist, Chief Operating Officer
    Telecopy: 618/465-0251
    with a copy to:

    Armstrong, Teasdale, Schlafly & Davis
    One Metropolitan Square
    St. Louis. Missouri 63102
    Attn: John L. Gillis, Esq.
    Telecopy:  314/621-5065

or such substituted address or attention as any party shall have given notice to the others in writing in the manner set forth in this Section 13.1.

    13.2  Amendment.  This Agreement may be amended or modified
          ---------
in whole or in part only by a written agreement executed by all parties hereto and making specific reference to this Agreement.

    13.3  Counterparts. This Agreement may be executed in one
          ------------
or more counterparts, all of which taken together shall constitute one instrument.

    13.4  Binding on Successors and Assigns.  This Agreement
          ---------------------------------
shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns in accordance with the terms hereof; and in the event any party hereto is dissolved or liquidated after the Closing Date, the obligations of such party shall automatically become the obligations of the person(s) to whom are distributed the assets and properties of such party in accordance with applicable law. Seller may not assign its obligations under this Agreement without Buyer's prior written consent. Buyer shall have the right to designate any one or more existing or hereafter formed subsidiaries or affiliates of Buyer to purchase the Assets and assume the Assumed Liabilities; provided, however such designation shall not relieve Buyer of its obligations hereunder. Otherwise, Buyer shall have no right to assign its interests under this Agreement without Seller's prior written consent.

    13.5  Severability.  In the event that any one or more of
          ------------
the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect and subject to Section 6.9(b) hereof, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered for the purpose of determining the parties' intent in connection with the other provisions of this Agreement.

    13.6  Waivers.  The parties may, by written agreement,
          -------
(a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with, or modify, any of the covenants or conditions contained in this Agreement, and (d) waive or modify performance of any of the obligations of any of the parties hereto; provided, however, that no such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall operate as a waiver of, or an estoppel with respect to, any subsequent insistence upon such strict compliance other than with respect to the matter so waived or modified.

    13.7  Publicity.  Any public announcements concerning the
          ---------
transaction contemplated by this Agreement shall be jointly planned and simultaneously released by Buyer and Seller, and neither of them shall act in this regard without the prior written approval of the other, which approval shall not be unreasonably withheld.

    13.8  Headings.  The headings in the articles, sections and
          --------
subsections of this Agreement and in the Schedules are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

    13.9  Exhibits and Schedules.  Each of the Exhibits and
          ----------------------
Schedules to this Agreement is hereby incorporated herein by this reference and expressly made a part hereof.

    13.10      Expenses.  Except to the extent otherwise
               --------
provided in this Agreement, Seller, ER Lime and Buyer shall each bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated, including, but not limited to, legal and accounting fees and expenses.

    13.11      Confidentiality.  Prior to the Closing Date and
               ---------------
if the transactions contemplated hereunder are not consummated, Buyer, Seller and ER Lime (and their respective employees, agents, auditors, attorneys and other authorized representatives) shall not, without prior written consent of the other party, communicate or divulge to any person or entity or use for their benefit any information (other than information otherwise available or which becomes public other than as a result of their action) concerning the other party's financial condition or business, or concerning any marketing information, equipment, methods, research, clients, contracts, suppliers, customers or other data of or relating to the other party or other confidential matters possessed, owned or used by such other party that may be communicated to, acquired by or learned by them. All correspondence, records, files, tax returns, financial statements and other data relating to such other party which shall come into the possession of Buyer, Seller or ER Lime, as the case may be, shall remain the sole property of such other party pending the consummation of the transactions contemplated hereby. If the transactions contemplated hereby are not consummated for any reason, then Buyer, Seller and ER Lime, as the case may be, shall return all of the foregoing material to the party from which it came, together with any and all copies thereof made.

    13.12      Survival.  All of the terms, covenants,
               --------
warranties, representations, conditions, indemnity obligations and other provisions of this Agreement shall survive and continue to remain in full force and effect after the Closing.

    13.13      Entire Agreement; Law Governing.  All prior
               -------------------------------
negotiations and agreements, whether written or oral, between the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in an Exhibit or Schedule delivered pursuant hereto with respect to the subject matter hereof, except as this Agreement may be modified in writing subsequent hereto. This

Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Missouri, determined without reference to conflicts of law principles.

    13.14      No Third-Party Rights.  This Agreement is not
               ---------------------
intended and shall not be construed to create any rights in any persons other than Buyer, Seller and ER Lime, and no person shall assert any rights as third-party beneficiary hereunder.

    13.15      Records of Seller and ER Lime.  Following
               -----------------------------
Closing, Seller and ER Lime agree to permit Buyer and its representatives to inspect the books and records of Seller and ER Lime and to make copies of the same insofar as they relate solely to the Assets or the Assumed Liabilities during regular business hours and at no expense to Seller or ER Lime in order for Buyer and such representatives to obtain information relevant to Buyer's tax returns, third party claims or litigation involving Buyer, or as otherwise reasonably required for the conduct of the Business by Buyer. Seller agrees to maintain such books and records insofar as they relate solely to the Assets or Assumed Liabilities for a period of not less than seven years after the Closing Date.

    13.16      Records of Buyer.  Following Closing, Buyer
               ----------------
agrees to permit Seller and ER Lime and their respective representatives to inspect the books and records of Buyer included in the Assets and Assumed Liabilities and to make copies of the same during regular business hours and at no expense to Buyer in order for Seller or ER Lime representatives to obtain information relevant to Seller's tax returns, third party claims or litigation involving Seller, or as otherwise reasonably required for the conduct of Seller's business. Buyer agrees to maintain such books and records insofar as they relate solely to the Assets and the Assumed Liabilities for a period of not less than seven years after the Closing Date.

    13.17      Termination.
               -----------

          (a) This Agreement may be terminated prior to Closing as follows:

               (i) at the election of Buyer in the circumstances contemplated in Section 7.2;

               (ii) upon written notice from Buyer to Seller and ER Lime if any of the conditions precedent to Buyer's obligations hereunder shall have become incapable of fulfillment through no fault of Buyer;

               (iii) upon written notice from Seller or ER Lime to Buyer if any of the conditions precedent to Seller's or ER
    Lime's obligations hereunder shall have become incapable of fulfillment through no fault of Seller or ER Lime;

               (iv) at Buyer's or Seller's or ER Lime's election if any legal proceeding is commenced or threatened by any governmental or regulatory authority or other person or entity (other than Buyer, Seller or ER Lime) directed against the consummation of the Closing and any of Buyer, Seller or ER
    Lime, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof, taking into account the potential expense and delay likely to be involved;

               (v) by mutual written consent of Buyer, on the one hand, and Seller and ER Lime, on the other hand;

               (vi) upon written notice from Buyer to Seller and ER Lime if the estimated potential costs of remediation or clean-up of any environmental hazards disclosed in the Environmental Audit equal or exceed Two Hundred Thousand
    Dollars ($200,000); or

               (vii)     at the election of Buyer or Seller or ER
    Lime, if Closing has not occurred on or prior to January 15, 1997.

          (b) If this Agreement is terminated pursuant to Section 13.17(a) hereof and the transactions contemplated hereby are not consummated as described above, this Agreement shall become null and void and have no further force and effect except as provided in Sections 13.10 and 13.11 and this Section 13.17(b) which shall survive termination and no party shall have any claim or liability to any other party for any damages, costs or expenses paid or incurred in connection with this Agreement or the transactions contemplated hereby; provided, however, that if this Agreement is terminated (i) by Seller or ER Lime because of a breach hereof by Buyer or (ii) by Buyer because of a breach hereof by Seller or ER Lime, then the terminating party shall have a claim for damages against the breaching party.

    13.18      Disclaimer of Warranties.  Except with respect
               ------------------------
to the warranties and representations specifically set forth in this Agreement, the Schedules hereto, and the Other Agreements SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE and, except as provided in this Agreement, the Schedules hereto and the Other Agreements, the Assets are conveyed hereunder "AS IS" on the Closing Date.

    13.19      Equitable Remedies.  Since damages, in the event
               ------------------
of breach of any term or condition of this Agreement, would be difficult, if not impossible, to ascertain, the parties hereto may obtain in addition to any other remedy available to it, and no such party hereto shall oppose, an injunction restraining such breach and specific performance of any such breached term or condition. No bonds or other securities shall be required in connection therewith.

      [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

    THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH
MAY BE ENFORCED BY THE PARTIES.

                       "BUYER"

                       APG LIME, CORP.


                       By:/s/ Michael B. Cooney
                          -------------------------------------
                       Title: Secretary
                              ---------------------------------

                       "SELLER"

                       EASTERN RIDGE LIME L.P.
                       By: EASTERN RIDGE LIME, INC.,
                           its General Partner


                       By:/s/ Fredric M. Guist
                          -------------------------------------
                       Title:Chief Executive Officer
                             ----------------------------------


                       "ER LIME"

                       EASTERN RIDGE LIME, INC.


                       By:/s/ Fredric M. Guist
                          -------------------------------------
                       Title:Chief Executive Officer
                             ----------------------------------